Filed Pursuant to Rule 424(b)(5)
Registration No. 333-278323

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 28, 2024)

$400,000,000

Allegion US Holding Company Inc.

5.600% Senior Notes due 2034

Allegion US Holding Company Inc. (the “issuer”) is offering $400,000,000 aggregate principal amount of its 5.600% Senior Notes due 2034 (the “notes”).

The issuer will pay interest on the notes semi-annually in arrears on May 29 and November 29 of each year, beginning on November 29, 2024. The notes will mature on May 29, 2034. The notes will be issued only in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The issuer may redeem the notes in whole or in part at any time or from time to time at the applicable redemption prices described under the heading “Description of the Notes—Optional Redemption.”

The notes are a new issue of securities with no established trading market. We will use our reasonable best efforts to list the notes on the New York Stock Exchange (the “NYSE”). If the application is approved, we expect trading in the notes on the NYSE to begin within 30 days after the original issue date of the notes.

The notes will be unsecured and will rank equally with all of the issuer’s existing and future unsecured and unsubordinated indebtedness. The notes will be fully and unconditionally guaranteed on a senior unsecured basis by Allegion plc (the “guarantor”), the parent company of the issuer.

Investing in the notes involves substantial risks. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and page 4 of the accompanying prospectus and the risk factors included in our periodic reports that we file with the Securities and Exchange Commission (the “SEC”) before you invest in the notes.

	Per Note(1)	Total
Public offering price(1)	99.667%	$398,668,000
Underwriting discount	0.650%	$2,600,000
Proceeds, before expenses, to the issuer(1)	99.017%	$396,068,000

(1)	Plus accrued interest, if any, from May 29, 2024.

Delivery of the notes, in book-entry form, will be made against payment therefor on or about May 29, 2024, through The Depository Trust Company (“DTC”).

Neither the SEC nor any other regulatory body has approved or disapproved of the notes or related guarantees or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

BofA Securities	Citigroup	Wells Fargo Securities

Goldman Sachs & Co. LLC	J.P. Morgan	PNC Capital Markets LLC

Co-Managers

BNP PARIBAS	Huntington Capital Markets	TD Securities	US Bancorp

May 21, 2024

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document consists of two parts. The first part is this prospectus supplement, which contains the specific terms of this offering of notes. The second part is the accompanying prospectus dated March 28, 2024, which provides more general information about securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus. If information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will, to the extent inconsistent therewith, supersede the information in the accompanying prospectus.

We and the underwriters have not authorized any person to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of the respective dates of such information. Our business, results of operations, financial condition and prospects may have changed since those dates.

As used in this prospectus supplement, unless otherwise specified or the context otherwise requires:

•	“Allegion,” “we,” “our” and “us” mean Allegion plc, an Irish public limited company, together with its consolidated subsidiaries;

•	the “issuer” refers to Allegion US Holding Company Inc. and not to any of its subsidiaries or affiliates; and

•	the “guarantor” refers to Allegion plc and not to any of its subsidiaries or affiliates.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus supplement and the accompanying prospectus, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements.

Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on currently available information and our current assumptions, expectations and projections about future events. While we believe that our assumptions, expectations and projections are reasonable in view of the currently available information, you are cautioned not to place undue reliance on our forward-looking statements. You are advised to review any further disclosures we make on related subjects in materials we file with or furnish to the SEC. Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. They are subject to future events, risks and uncertainties—many of which are beyond our control—as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. We do not undertake to update any forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

•	ongoing macroeconomic challenges and continued economic instability;

•	increased prices and inflation;

•

volatility and uncertainty in the political, economic and regulatory environments in which we operate, including changes to trade agreements, sanctions, import and export regulations, custom duties and applicable tax regulations and interpretations, social and political unrest, instability, national and international conflict, terrorist acts and other geographical disputes and uncertainties;

•	the strength and stability of the institutional, commercial and residential construction and remodeling markets;

•	fluctuations in currency exchange rates;

•	potential impairment of our goodwill, indefinite-lived intangible assets and/or our long-lived assets;

•	instability in the U.S. and global capital and credit markets;

•	our ability to make scheduled debt payments or to refinance our debt obligations;

•	increased competition, including from technological developments;

•	the development, commercialization and acceptance of new products and services;

•	changes in customer and consumer preferences and our ability to maintain beneficial relationships with large customers;

•

our products or solutions failing to meet certification and specification requirements, being defective, causing property damage, bodily harm or injury, or otherwise falling short of customers’ needs and expectations;

S-iii

•	our ability to identify and successfully complete and integrate acquisitions, including achieving their anticipated strategic and financial benefits;

•	business opportunities that diverge from our core business;

•	our ability to achieve the expected improvements or financial returns we expect from our strategic initiatives;

•	our ability to effectively manage and implement restructuring initiatives or other organizational changes;

•	global climate change or other unexpected events, including global health crises, such as COVID-19;

•	the proper functioning of our information technology and operational technology systems, including disruption or breaches of our information systems, such as cybersecurity attacks;

•	the failure of our third-party vendors to provide effective support for many of the critical elements of our global information and operational technology infrastructure;

•	our ability to recruit and retain a highly qualified and diverse workforce;

•	disruptions in our global supply chain, including product manufacturing and logistical services provided by our supplier partners;

•	our ability to effectively manage real or perceived issues related to product quality, safety, corporate social responsibility and other reputational matters;

•	our ability to protect our brand reputation and trademarks;

•	legal judgments, fines, penalties or settlements imposed against us or our assets as a result of legal proceedings, claims and disputes;

•	claims of infringement of intellectual property rights by third parties;

•	improper conduct by any of our employees, agents or business partners;

•	changes to, or changes in interpretations of, current laws and regulations;

•	uncertainty and inherent subjectivity related to transfer pricing regulations in the countries in which we operate;

•	changes in tax rates, the adoption of new tax legislation or exposure to additional tax liabilities; and

•	risks related to our incorporation in Ireland, including the possible effects on us of future legislation or adverse determinations by taxing authorities that could increase our tax burden.

Some of the significant risks and uncertainties that could cause actual results to differ materially from our expectations and projections are described more fully in Part I, Item 1A of our most recent Annual Report on Form 10-K, the section entitled “Risk Factors” in our Quarterly Reports on Form 10-Q and as may be included from time to time in our reports filed with the SEC. There may also be other factors that have not been anticipated or that are not described in our periodic filings with the SEC, generally because we did not believe them to be significant at the time, which could cause results to differ materially from our expectations. We caution you that the important factors referenced above may not contain all of the factors that are important to you.

S-iv

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC. This prospectus supplement is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://www.allegion.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website does not constitute part of this prospectus supplement, and any references to this website or any other website are inactive textual references only.

Our ordinary shares are listed on the NYSE under the trading symbol “ALLE.”

S-v

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read the information with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus, the following documents (File No. 001-35971):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 20, 2024;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on April 25, 2024;

•	Current Report on Form 8-K, filed with the SEC on May 20, 2024 (but not portions of such report which were furnished); and

•

Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 19, 2024 (excluding any portions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023).

The preceding list supersedes and replaces the documents listed in the accompanying prospectus under the heading “Incorporation of Certain Documents by Reference.” All future filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all the securities offered by this prospectus supplement and the accompanying prospectus have been issued as described in this prospectus supplement and the accompanying prospectus, are deemed incorporated into and part of this prospectus supplement and the accompanying prospectus once filed. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules, unless expressly stated otherwise therein. Any statement in this prospectus supplement, the accompanying prospectus or in any free writing prospectus or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus supplement, the accompanying prospectus or any free writing prospectus.

You may request by phone or in writing a copy of any of the materials incorporated (other than exhibits, unless the exhibits are themselves specifically incorporated) into this prospectus supplement or the accompanying prospectus, and we will provide to you these materials free of charge. Please make your request to Jeffrey N. Braun, Senior Vice President and General Counsel, c/o Schlage Lock Company LLC, 11819 North Pennsylvania Street, Carmel, Indiana 46032, telephone, (317) 810-3700.

S-vi

SUMMARY

This summary highlights selected information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference, before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. Some of the statements in this prospectus supplement are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Allegion

Allegion is a leading global provider of security products and solutions that keep people and assets safe and secure in the places they live, learn, work and connect. We create peace of mind by pioneering safety and security with a vision of enabling seamless access and a safer world. Seamless access allows authorized, automated and safe passage and movement through spaces and places in the most efficient and frictionless manner possible. Central to our vision is partnering and developing ecosystems to create a flawless experience and enable an uninterrupted and secure flow of people and assets. We offer an extensive and versatile portfolio of security and access control products and solutions across a range of market-leading brands. Our experts across the globe deliver high-quality security hardware, software, services and systems, and we use our deep expertise to serve as trusted partners to end-users who seek customized solutions to their security needs.

Other Information

Allegion plc is a public limited company incorporated under the laws of Ireland on May 9, 2013. Allegion plc’s principal executive office is located at Block D, Iveagh Court, Harcourt Road, Dublin 2, D02 VH94, Ireland, telephone (317) 810-3700.

Allegion US Holding Company Inc. is a corporation incorporated under the laws of the State of Delaware on August 5, 2013, and is a wholly owned subsidiary of Allegion plc. The principal executive office of Allegion US Holding Company Inc. is located at 11819 North Pennsylvania Street, Carmel, Indiana 46032, telephone (317) 810-3700.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following summary is not intended to be complete. You should carefully review “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus, which contain a more detailed description of the terms and conditions of the notes, including definitions of the capitalized terms used in this summary.

Issuer	Allegion US Holding Company Inc.

Securities Offered	$400 million aggregate principal amount of 5.600% Senior Notes due 2034.

Guarantee	The notes will be fully and unconditionally guaranteed on a senior unsecured basis by Allegion plc.

Maturity	The notes will mature on May 29, 2034.

Interest	Interest on the notes will accrue at a rate of 5.600% per annum, payable semi-annually in cash in arrears on May 29 and November 29 of each year, beginning on November 29, 2024.

Additional Amounts	All payments made by the guarantor under or with respect to the guarantee of the notes will be made without withholding or deduction for or on account of any present or future taxes or other governmental charges imposed by Ireland or other Relevant Taxing Jurisdictions (as defined in “Description of the Notes—Additional Amounts”), unless such withholding or deduction is required by law or by the interpretation or administration thereof. In the event that any such withholding or deduction is so required, the guarantor will pay to each holder such additional amounts as may be necessary to ensure that the net amount received by the holder after such withholding or deduction (and after deducting any taxes on the additional amounts) will equal the amounts which would have been received by the holder had no such withholding or deduction been required, subject to certain exceptions set forth under “Description of the Notes—Additional Amounts.”

Optional Redemption	The notes may be redeemed, at the issuer’s option, in whole or in part at any time at the applicable redemption prices described under “Description of the Notes—Optional Redemption.” The notes will not have the benefit of a sinking fund.

Tax Redemption

If, as a result of certain tax law changes, the guarantor would be obligated to pay additional amounts in respect of withholding taxes or other charges as described above under “—Additional Amounts” with respect to the notes, and such obligation cannot be avoided by taking reasonable measures available to the guarantor and certain other conditions are satisfied, the issuer may redeem the notes in whole, but not in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, and additional amounts, if any, to the date of the redemption. See “Description of the Notes—Redemption for Taxation Reasons.”

Change of Control Repurchase Event	If a Change of Control Repurchase Event (as defined herein) occurs, except to the extent the issuer has exercised its right to redeem the notes, the issuer will be required to offer to repurchase the notes at a repurchase price equal to 101% of the principal amount of the notes plus accrued interest to, but not including, the repurchase date. See “Description of the Notes—Change of Control Repurchase Event.”

Covenants	The indenture that will govern the notes offered hereby (as amended, supplemented or otherwise modified from time to time, the “Indenture”) will contain certain covenants that, among other things, limit the ability of us or our subsidiaries to (i) create or incur certain liens, (ii) enter into certain sale-leaseback transactions, and (iii) enter into certain mergers, consolidations and transfers of substantially all of our assets. These covenants are subject to important qualifications and exceptions. See “Description of the Notes—Limitation on Liens”, “Description of the Notes—Limitation on Sale-Leaseback Transactions” and “Description of the Notes—Consolidation, Merger and Sale of Assets” in this prospectus supplement.

Ranking	The notes will be unsecured and will rank equally with all of the issuer’s existing and future unsecured and unsubordinated indebtedness. The guarantee will be unsecured and will rank equally with all of the guarantor’s existing and future unsecured and unsubordinated indebtedness.

As of March 31, 2024, on an as adjusted basis to give effect to this offering and the use of proceeds therefrom, the issuer and the guarantor would have had approximately $2,022.8 million of consolidated senior indebtedness outstanding, none of which would have been secured.

Use of Proceeds	The issuer intends to use the net proceeds of this offering to repay, at maturity, all $400.0 million outstanding aggregate principal amount of its 3.200% Senior Notes due October 1, 2024. See “Use of Proceeds.”

Risk Factors	Investing in the notes involves risks and uncertainties. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should consider carefully before deciding to purchase any notes.

Denomination, Form and Registration of Notes

The notes will be issued in fully registered form and only in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The notes will be issued initially as Global Notes (as defined in “Book-Entry; Delivery and Form”). DTC will act as depositary for the notes. Except in limited circumstances, Global Notes will not be exchangeable for Certificated Notes (as defined in “Book-Entry; Delivery and Form”).

Listing	We intend to apply to list the notes on the NYSE. If the application is approved, we expect trading in the notes on the NYSE to begin within 30 days after the original issue date of the notes. Currently, there is no public market for the notes.

Trustee and Paying Agent	U.S. Bank Trust Company, National Association, as trustee.

Governing Law	The Indenture, the notes and the guarantee thereof will be governed by the laws of the State of New York.

RISK FACTORS

You should carefully consider the risks described below, together with all the other information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf we may provide to you in connection with this offering, in evaluating us and the notes and related guarantee offered hereby. The risks associated with our business can be found in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein. If any of the risks described below actually occurs, our business, financial condition, results of operations and cash flows could be materially and adversely affected. Any such adverse effect may adversely affect our ability to repay the notes and as a result you could lose all or part of your investment in the notes. Our business may also be adversely affected by risks and uncertainties not known to us or risks that we currently believe to be immaterial.

Our leverage could harm our business by limiting our available cash and our access to additional capital and, to the extent of our variable rate indebtedness, exposing us to interest rate risk.

Following this offering and the use of proceeds therefrom, we will have approximately $2,022.8 million of indebtedness, including borrowings under our $250.0 million term loan facility (the “2021 Term Facility”), and we would have approximately $481.7 million of additional borrowings available under our $500.0 million revolving credit facility (the “Revolving Credit Facility” and, together with the 2021 Term Facility, the “Credit Facilities”) after taking into account approximately $18.3 million of letters of credit outstanding, as of March 31, 2024. In addition, on May 20, 2024, we amended the credit agreement governing our Revolving Credit Facility to increase the borrowings available under the Revolving Credit Facility to $750.0 million. Our indebtedness will result in interest expense and may limit our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions, restructuring and general corporate or other purposes, limit our ability to adjust to changing market conditions and place us at a competitive disadvantage compared to our less leveraged competitors. Further volatility in the credit markets would adversely impact our ability to obtain favorable terms on financing in the future. In addition, a portion of our cash flows from operations will be dedicated to the payment of principal and interest on our indebtedness and will not be available for other purposes, including our operations, capital expenditures, payment of dividends, share repurchase programs and future business opportunities. We may be more vulnerable than a less leveraged company to a downturn in the general economic conditions or in our business, or we may be unable to carry out capital spending that is important to our growth. We may be vulnerable to interest rate increases, as certain of our borrowings, including those under our Credit Facilities, will be at variable rates. We can give no assurance that our business will generate sufficient cash flow from operations, that revenue growth or operating improvements will be realized, or that future borrowings will be available under our Credit Facilities in an amount sufficient to enable us to service our indebtedness or to fund other liquidity needs.

The notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes and the guarantee are our senior unsecured general obligations, ranking equally with other senior unsecured indebtedness. As of March 31, 2024, on an as-adjusted basis to give effect to this offering and the use of proceeds therefrom, we had no secured debt outstanding. As of March 31, 2024, the issuer had $400.0 million outstanding of its 3.200% Senior Notes due 2024 (the “3.200% Senior Notes”) (which we intend to repay at maturity with the proceeds of this offering), $400.0 million outstanding of its 3.550% Senior Notes due 2027 (the “3.550% Senior Notes”) and $600.0 million outstanding of its 5.411% Senior Notes due 2032 (the “5.411% Senior Notes”), while the guarantor had $400.0 million outstanding of its 3.500% Senior Notes due 2029 (together with the 3.200% Senior Notes, the 3.550% Senior Notes and the 5.411% Senior Notes, the “Existing Notes”). The Indenture that will govern the notes permits us to incur additional debt, and the credit agreements that govern our Credit Facilities permit us to incur certain additional debt, in each case including certain secured debt, from time to time. If we incur any secured debt, our assets will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors, the holders of the Existing Notes and lenders under our Credit Facilities. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which actions may not be successful.

Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. Our cash interest payments for 2023 were approximately $92.0 million, and we expect no material impact to that amount based on the debt anticipated to be incurred as part of this offering and the use of proceeds therefrom. We may not be able to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, reduce or eliminate the payment of dividends, sell assets, seek additional capital or seek to restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. The credit agreements that govern our Credit Facilities contain customary financial covenants that may restrict our ability to use the proceeds from asset sales. We may not be able to consummate those asset sales to raise capital or sell assets at prices that we believe are fair and proceeds that we do receive may not be adequate to meet any debt service obligations then due.

Despite our expected levels of indebtedness, we may still be able to incur substantially more debt, which could further exacerbate the risks associated with our leverage.

We may be able to incur substantial additional indebtedness in the future. Although the terms of the credit agreements that govern our Credit Facilities contain customary restrictions on the incurrence of additional indebtedness at certain of our subsidiaries, these restrictions will be subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Moreover, neither the terms of these credit agreements nor the terms of the indenture governing the Existing Notes restrict the ability of Allegion plc or the issuer’s ability to incur certain unsecured indebtedness, and the terms of the Indenture governing the notes will not restrict the ability of Allegion plc, or any of its subsidiaries’ ability, to incur unsecured indebtedness. In addition, following our amendment of the credit agreement governing our Revolving Credit Facility on May 20, 2024, our Revolving Credit Facility permits borrowings of up to $750.0 million. If we incur additional debt above the levels we expect after giving effect to this offering and the use of proceeds therefrom, the risks associated with our leverage, including those described above, would increase.

The Indenture that will govern the notes contains limited protective covenants and may not be sufficient to protect your investment in the notes.

The Indenture for the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition, results of operations or cash flows;

•	limit our ability to incur indebtedness;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes;

•	restrict our ability to enter into highly leveraged transactions; or

•	require us to repurchase the notes in the event of a change in control unless a Below Investment Grade Ratings Event (as defined in the Indenture) occurs with respect to such change in control.

Additionally, the covenants contained in the Indenture that limit the ability of us or our subsidiaries to (i) create or incur certain liens, (ii) enter into certain sale-leaseback transactions and (iii) enter into certain mergers, consolidations and transfers of substantially all of our assets are subject to important qualifications and exceptions. See “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the Indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

The terms of our debt covenants could limit how we conduct our business and our ability to raise additional funds.

The terms of the credit agreements that govern our Credit Facilities, the indenture that governs our Existing Notes and the Indenture that will govern the notes restrict us from taking certain actions that we may think are in the best interests of our shareholders. A breach of the covenants or restrictions could result in a default under the applicable indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our plans.

These covenants and restrictions could affect our ability to operate our business, and may limit our ability to react to market conditions or take advantage of potential business opportunities as they arise. Additionally, our ability to comply with these covenants may be affected by events beyond our control, including general economic and credit conditions and industry downturns, and the other factors described in Part I, Item 1A, captioned “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2023, incorporated by reference into this prospectus supplement.

If we fail to comply with the covenants in our Credit Facilities and are unable to obtain a waiver or amendment, an event of default would result, and the lenders could, among other things, declare outstanding amounts due and payable, refuse to lend additional amounts to us, and require deposit of cash collateral in respect of outstanding letters of credit, which may trigger a cross-default on the notes and the Existing Notes.

The notes and the related guarantee will not be secured by any of our assets or the assets of the guarantor and therefore will be effectively subordinated to our and its existing and future secured indebtedness.

The notes and the related guarantee will be general unsecured obligations ranking effectively junior in right of payment to any secured debt. In addition, the Indenture that will govern the notes permits us to incur additional debt, and the credit agreements that govern our Credit Facilities and the indenture that governs our Existing Notes permit us to incur certain additional debt, in each case including certain secured debt. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, creditors whose debt is secured by our and the guarantor’s assets will be entitled to the remedies available to secured creditors under applicable laws, including the foreclosure of the collateral securing such debt, before any payment may be made with respect to the notes or the guarantees. As a result, there may be insufficient assets to pay amounts due on the notes, and holders of the notes may receive less, ratably, than holders of secured indebtedness. As of March 31, 2024, on an as-adjusted basis to give effect to this offering and the use of proceeds therefrom, we had no secured debt outstanding.

Repayment of the issuer’s indebtedness, including the notes, is dependent on cash flow generated by its and the guarantor’s subsidiaries.

The issuer and the guarantor are holding companies that conduct their respective operations through operating subsidiaries. The issuer’s and the guarantor’s only significant assets are the capital stock of their respective subsidiaries. As a result, the issuer’s ability to make payments on the notes is dependent upon payments it receives from the guarantor or on the generation of cash flows by its operating subsidiaries and their ability to make such cash available to the issuer, by dividend or otherwise. In turn, the guarantor’s ability to make cash available to the issuer for payment on the notes is dependent on the generation of cash flow by its operating subsidiaries and their ability to make such cash available to the guarantor, by dividend or otherwise. Accordingly, if the issuer should at any time be unable to pay interest on or principal of the notes, it is highly unlikely that the guarantor will be able to meet its obligation under its guarantee.

Since they are not guarantors of the notes, our subsidiaries (other than the issuer) do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Certain subsidiaries may not be able to, or may not be permitted to, make distributions to enable the issuer to make payments in respect of its indebtedness, or to enable the guarantor to make payments to the issuer to make payments in respect of its indebtedness, including the notes.

The ability of the subsidiaries to pay dividends or make other distributions to the issuer or the guarantor in the future will depend on their earnings, tax considerations and covenants contained in any financing or other agreements, among other things. Such payments may be limited as a result of claims against such subsidiaries by their creditors, including suppliers, vendors, lessors and employees. Each subsidiary is a distinct legal entity and, under certain circumstances, the issuer and the guarantor may be limited in their ability to obtain cash from their respective subsidiaries. In the event that the issuer does not receive distributions from its subsidiaries, or the guarantor does not receive distributions from its subsidiaries that it can in turn make available to the issuer, the issuer may be unable to make required principal and interest payments on its indebtedness, including the notes.

The notes will be structurally subordinated to the existing and future liabilities of our subsidiaries.

While the notes will be fully and unconditionally guaranteed on a senior unsecured basis by Allegion plc, the notes offered hereby will not be guaranteed by our current and future subsidiaries (other than that the notes will be direct obligations of the issuer), even those that provide guarantees of our other indebtedness, such as indebtedness under our Credit Facilities. As a result, the notes will be structurally subordinated to all existing and future liabilities of such non-guarantor subsidiaries, including guarantees they provide under our Credit Facilities. Our rights and the rights of our creditors to participate in the assets of any such non-guarantor subsidiary in the event that such a subsidiary is liquidated or reorganized will be subject to the prior claims of such subsidiary’s creditors. As a result, all indebtedness and other liabilities, including trade payables, of such non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the notes. To the extent that we may be a creditor with recognized claims against any such non-guarantor subsidiary, our claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by us. Subject to restrictions contained in financing arrangements, such non-guarantor subsidiaries may incur additional indebtedness and other liabilities, all of which would rank structurally senior to the notes. Such non-guarantor subsidiaries generate substantially all of our consolidated net revenue and operating income, hold substantially all of our consolidated assets (other than assets represented by Allegion’s and the issuer’s investments in such subsidiaries) and are responsible for substantially all of our consolidated liabilities, excluding intercompany liabilities (other than long-term indebtedness).

A Change of Control Repurchase Event that would require us to repurchase the notes is subject to a number of significant limitations, and certain change of control events that affect the market price of the notes may not give rise to any obligation to repurchase the notes.

Although the issuer will be required under the Indenture to make an offer to repurchase the notes upon the occurrence of a Change of Control Repurchase Event, the circumstances that could constitute a Change of Control Repurchase Event are limited in scope and do not include all change of control events that might affect the market value of the notes. In particular, the issuer is required to repurchase the notes as a result of a change of control only if the notes are rated below investment grade by at least two ratings agencies during a specified period following such change in control or the announcement thereof, and such ratings agencies confirm that such downgrade was the result, in whole or in part, of the change of control. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations that would not constitute a change of control under the notes but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or the credit ratings of the notes. As a result, the issuer’s obligation to repurchase the notes upon the occurrence of a Change of Control Repurchase Event is limited and may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. See “Description of the Notes—Change of Control Repurchase Event.”

Our ability to repurchase the notes upon a Change of Control Repurchase Event may be limited.

We will be required under the Indenture to make an offer to repurchase the notes upon a Change of Control Repurchase Event. A change of control under the credit agreements that govern our Credit Facilities and the indenture governing the Existing Notes also would constitute a default under our Credit Facilities and could trigger a Change of Control Repurchase Event under that indenture, respectively. Therefore, upon the occurrence of a change of control, the lenders under our Credit Facilities would have the right to accelerate their loans, and if so accelerated, we would be required to pay all of our outstanding obligations under such facilities and we may be required to offer to repurchase the Existing Notes. We may not be able to pay you the required price for your notes at that time because we may not have available funds to pay the repurchase price. In addition, the terms of other existing or future debt may prevent us from paying you. There can be no assurance that we would be able to repay such other debt or obtain consents from the holders of such other debt to repurchase these notes. Any requirement to offer to purchase any outstanding notes may result in us having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance our outstanding indebtedness, such financing may be on terms unfavorable to us.

Our variable rate indebtedness may expose us to interest rate risk, which could cause our debt costs to increase significantly.

A portion of our borrowings are in the form of term loans or revolving credit facility borrowings with variable rates of interest which expose us to interest rate risks. We will be exposed to the risk of rising interest rates to the extent that we fund our operations with short-term or variable-rate borrowings. Following this offering and the use of proceeds therefrom, we will have approximately $2,022.8 million of aggregate debt outstanding, including approximately $221.9 million of floating-rate term loans, $1,400.0 million of our Existing Notes and $400 million of the fixed-rate senior notes offered hereby, and we would have had approximately $481.7 million of additional borrowings available under our Revolving Credit Facility after taking into account approximately $18.3 million of letters of credit outstanding, as of March 31, 2024. Based on the amount of floating-rate debt outstanding as of March 31, 2024, after giving effect to this offering and the use of proceeds therefrom, a 100 basis point increase in the Bloomberg Short-Term Bank Yield Index rate (“BSBY”) would result in an incremental annual interest expense of approximately $2.2 million. On May 20, 2024, we amended the credit agreements governing our Credit Facilities to, among other things, change the interest rate benchmark for the 2021 Term Loan Facility from the Bloomberg Short-Term Bank Yield Index rate to a Term Secured Overnight Financing Rate (“SOFR”). We do not expect this change to have a material impact on our sensitivity to interest rate fluctuations. However, if BSBY, SOFR or any other potential replacement increases in the future then the floating-rate debt could have a material effect on our interest expense.

Our being subject to certain fraudulent transfer and conveyance statutes may have adverse implications for the holders of the notes.

If, under relevant federal, state and foreign fraudulent transfer and conveyance statutes, in a bankruptcy or reorganization case or a lawsuit by or on behalf of the unpaid creditors of the issuer or the guarantor, a court were to find that, at the time the notes were issued by the issuer or guaranteed by the guarantor, the issuer issued or the guarantor guaranteed the notes with the intent of hindering, delaying or defrauding current or future creditors, the issuer or the guarantor received less than reasonably equivalent value or fair consideration for issuing or guaranteeing the notes, as applicable; and the issuer or the guarantor, as the case may be:

•	was insolvent or was rendered insolvent by reason of the incurrence or guarantee, as applicable, of the indebtedness constituting the notes,

•	was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital,

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured, or

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment the judgment is unsatisfied,

such court could avoid or subordinate the notes and the relevant guarantee to presently existing and future indebtedness of the issuer or the guarantor, as the case may be, and take other action detrimental to the holders of the notes, including, under certain circumstances, invalidating the notes or the guarantee.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, the issuer or the guarantor would be considered insolvent if, at the time it incurs or guarantees, as the case may be, the indebtedness constituting the notes, either:

•	the sum of its debts, including contingent and prospective liabilities, is greater than its assets, at a fair valuation;

•

the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured; or

•	it is unable to pay its debts as they fall due.

We cannot give you any assurance as to what standards a court would use to determine whether the issuer or the guarantor, as the case may be, were solvent at the relevant time, or whether, whatever standard was used, the notes or guarantee would not be avoided on another of the grounds described above.

As a public limited company incorporated in Ireland, the guarantor is subject to Irish insolvency law under which certain categories of preferential debts could be paid in priority to the claims of the holders of the notes with respect to the guarantee upon our liquidation.

Liquidation. As a public limited company incorporated in Ireland, we may be wound up under Irish law. Upon a liquidation of an Irish company, certain categories of preferential debts and the claims of secured/preferential creditors (including the Irish Revenue Commissioners in the case of certain unpaid taxes) would be paid in priority to the claims of unsecured creditors. If we become subject to an insolvency proceeding and if we have obligations to creditors that are treated under Irish law as creditors that are senior relative to the holders of the notes, the holders of the notes may suffer losses as a result during such insolvency proceedings.

Examinership. Examinership is a legal mechanism in Ireland for the temporary protection and potential rescue or reconstruction of an ailing but potentially viable Irish company. An Irish company, its directors, its shareholders who hold, at the date of presentation of the relevant petition, not less than one-tenth of its voting share capital, or a contingent, prospective or actual creditor, are each entitled to petition the Irish High Court for the appointment of an examiner.

While a company is in examinership, it may not, for the duration of the protection period, be wound up, creditors may not enforce their claims or their security in respect of the company or its assets, and proceedings cannot be issued or potentially continued against it without the leave of the Irish High Court. The protection period may be up to 100 days (and, in exceptional circumstances, may be extended further). Further, a company in examinership cannot discharge any liability incurred by it before the presentation to the Irish High Court of a petition for examinership except in strictly defined circumstances. The examiner, once appointed, has the power to set aside contracts and certain arrangements entered into by the company after his appointment and, in certain circumstances, can avoid a negative pledge given by the company prior to his appointment.

Where possible, an examiner will formulate proposals for a compromise or scheme of arrangement in respect of a company in examinership (the “Proposals”) which the examiner believes will ensure the survival of the company or the whole or any part of its undertaking as a going concern. The Proposals will detail, among other things, how each class of creditor is to be treated in the context of the examinership and in particular the dividend, if any, they are to receive. A scheme of arrangement may be approved by the Irish High Court when at least one class of creditors, whose interests would be impaired under the Proposals, has voted in favor of the Proposals and the Irish High Court is satisfied that such Proposals are fair and equitable in relation to any class of members or creditors who have not accepted the Proposals and whose interests would be impaired by the implementation of the scheme of arrangement and the Proposals are not unfairly prejudicial to any interested party and in any case shall not confirm any Proposals if the sole or primary purpose of them is the avoidance of the payment of tax due.

If, for any reason, an examiner was appointed to us while any amounts due under the notes were unpaid, the primary risks to the holders of the notes would include the following:

•	the trustee, on behalf of the holders of the notes, would not be able to initiate proceedings to enforce rights under the notes or the guarantee against us during the period of examinership;

•	a scheme of arrangement may be approved involving the writedown of the debt owed by us to the holders of the notes irrespective of their views;

•

an examiner may seek to set aside any negative pledge given by us prohibiting the creation of security or the incurring of borrowings by us to enable the examiner to borrow to fund us during the protection period; and

•

in the event that a scheme of arrangement is not approved and we subsequently go into liquidation, the examiner’s remuneration and expenses and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners in the case of certain unpaid taxes) will take priority over the amounts due by us under the guarantee to the holders of the notes.

Applicable Irish law may allow courts, under specific circumstances, to void, vary or subordinate the guarantee and require the holders of the notes to return payments received from the guarantor.

The guarantor is incorporated under the laws of Ireland. Obligations under the guarantee may not be enforceable in all circumstances under Irish law. For example, there is a risk that the guarantee from the guarantor may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of the guarantor or that it is not for the purpose of carrying on the business of the guarantor. Where an Irish guarantor is a direct or indirect holding company of the subsidiary whose debts are being guaranteed (as is the case in respect of the guarantee of the notes), there is less risk of an absence of a corporate benefit on the basis that the holding company could justify the decision to give a guarantee to protect or enhance its investment in its direct or indirect subsidiary.

In addition, pursuant to Section 604 of the Irish Companies Act 2014 (as amended) (the “Companies Act”), if an Irish company goes into liquidation, any payment or any act by it (usually an absolute transfer or a mortgage) relating to property in favor of any creditor which was made or done at a time when that Irish company was unable to pay its debts as they fell due with a view to preferring that creditor over its other creditors and within six months (or two years if that creditor is a “connected person” as defined in Section 559(1) of the Companies Act) before the guarantor became the subject of liquidation proceedings, shall be an unfair preference and invalid.

Also, in circumstances where an Irish company is or is likely to be unable to pay its debts, then that company, the directors of that company, a contingent, prospective or actual creditor of that company, or certain shareholders of that company may be entitled to petition the court for the appointment of an examiner (as discussed above under the sub-heading “Examinership”).

Irish law differs from the laws in effect in the United States and may afford less protection to the holders of the notes.

We have been advised that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. We have also been advised that, provided that certain requirements are satisfied and subject to certain exceptions, the courts of Ireland may enforce a judgment of the courts of New York in respect of contractual obligations. However, there is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against an Irish company or its directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against an Irish company or its directors or officers based solely on those laws, although such act may potentially give rise to a cause of action under the local laws of Ireland. This process would be subject to numerous established principles and would involve the commencement of a new set of proceedings.

An active trading market for the notes may not develop.

The notes constitute a new issue of securities, for which there is no existing market. While we will use our reasonable best efforts to cause the notes to be listed on the NYSE, we cannot guarantee you that the notes will become or will remain listed. Even if the notes are listed, an active trading market may not develop. We will have no obligation to maintain such listing, and we may delist the notes at any time. In addition, the liquidity of any trading market in the notes, and the market price quoted for the notes may be adversely affected by the changes in the overall market for these notes, prevailing interest rates and changes in our consolidated financial condition, results of operations or prospects. A liquid trading market in the notes may not develop, which could decrease the amounts you would otherwise receive upon a sale or disposition of the notes and your ability to transfer the notes may be limited.

If a trading market for the notes does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the notes.

The price for the notes depends on many factors, including:

•	our credit ratings;

•	prevailing interest rates being paid by, or the market prices for debt securities issued by, other companies similar to us;

•	our financial condition, financial performance and prospects; and

•	the overall conditions of the general economy and the financial markets.

The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

Our credit ratings may not reflect all risks of your investments in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes.

These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

Investors in the notes may be unable to enforce judgments obtained in U.S. courts against the issuer or the guarantor.

The guarantor is incorporated under the laws of Ireland, and a portion of our assets are located outside the United States. As a result, it may not be possible for investors to enforce against the guarantor judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. Litigation in non-U.S. jurisdictions is also subject to rules of procedures that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings, and the allocation of costs. See “Service of Process and Enforcement of Liabilities.”

USE OF PROCEEDS

We estimate that the net proceeds from the offering, after deducting the underwriting discount and offering fees and expenses payable by us, will be approximately $394.0 million.

We intend to use the net proceeds from the sale of the notes in this offering to repay, at maturity, all $400.0 million outstanding aggregate principal amount of our 3.200% Senior Notes due October 1, 2024. Pending this use, we intend to invest the net proceeds of this offering in certificates of deposit, United States government securities and certain other interest-bearing securities.

Certain of the underwriters hold Existing Notes and may therefore receive proceeds from this offering in connection with the repayment of the Existing Notes.

CAPITALIZATION

The following table sets forth our unaudited cash and capitalization as of March 31, 2024 on a historical basis and on an as-adjusted basis to give effect to this offering and the use of proceeds therefrom.

We are providing the capitalization table below for informational purposes only. It should not be construed to be indicative of our capitalization or financial condition had this offering and the application of the use of proceeds therefrom been completed on the date assumed. The capitalization table below is not necessarily indicative of our future capitalization or financial condition.

This table should be read in conjunction with the information set forth under “Use of Proceeds” in this prospectus supplement and the accompanying prospectus and our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2024
(in millions)	Actual	As adjusted
Cash and cash equivalents(1)	$391.8	$385.8
Indebtedness:
Revolving Credit Facility(2)	—	—
2021 Term Facility	221.9	221.9
3.200% Senior Notes due 2024	400.0	—
3.550% Senior Notes due 2027	400.0	400.0
3.500% Senior Notes due 2029	400.0	400.0
5.411% Senior Notes due 2032	600.0	600.0
Senior notes offered hereby	—	400.0
Other debt	0.9	0.9

Total indebtedness(3)	$2,022.8	$2,022.8

Equity:
Ordinary shares, $0.01 par value	0.9	0.9
Retained earnings(3)	1,635.5	1,635.5
Accumulated other comprehensive loss	(285.5)	(285.5)
Total equity	$1,350.9	$1,350.9

Total capitalization	$3,373.7	$3,373.7

(1)	Reflects net proceeds from the offering, after deducting the underwriting discount and offering fees and expenses payable by us.
(2)	As of March 31, 2024, we had $18.3 million of letters of credit outstanding.
(3)	The as-adjusted amount includes the write-off of deferred financing costs.

DESCRIPTION OF THE NOTES

In this description, (i) the term “Issuer” refers only to Allegion US Holding Company Inc. and not to any of its subsidiaries or affiliates, (ii) the “Guarantor” refers to Allegion plc and not to any of its subsidiaries or affiliates, and (iii) the terms “we,” “our” and “us” each refer to Allegion plc and its consolidated subsidiaries.

The following description of the particular terms and conditions of the notes supplements, and to the extent inconsistent therewith, replaces the description of the general terms and conditions of the debt securities set forth under “Description of the Debt Securities” in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus together for a more complete description of the Indenture (as defined below) and the notes. The following description and the description set forth under “Description of the Debt Securities” in the accompanying prospectus are only summaries of the material provisions of the Indenture and the notes, do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not the following description, defines your rights as Holders of the notes.

General

The Issuer will issue $400 million aggregate principal amount of 5.600% Senior Notes due 2034 (the “notes”) under an indenture to be dated as of the Issue Date, as supplemented by a supplemental indenture to be dated as of the Issue Date (as amended and supplemented from time to time, the “Indenture”), among the Issuer, the Guarantor and U.S. Bank Trust Company, National Association, as trustee. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Copies of the form of the Indenture may be obtained from the Issuer upon request. The “Issue Date” refers to the date of issuance of the notes.

The notes will be the Issuer’s general unsecured obligations and will rank equally with all of its other unsecured and unsubordinated indebtedness and senior in right of payment to any future subordinated indebtedness of the Issuer that expressly provides for subordination to the notes. The notes will be guaranteed on a senior unsecured basis by the Guarantor and will rank equally with all of the Guarantor’s existing and future senior unsecured obligations and effectively junior to the Guarantor’s existing and future secured obligations to the extent of the value of the assets securing such obligations. The notes will be structurally subordinated to indebtedness and other liabilities of the subsidiaries of the Issuer, none of which will guarantee the notes. The notes will be effectively subordinated in right of payment to any future secured indebtedness of the Issuer to the extent of the value of the assets securing such indebtedness. As of March 31, 2024, on an as adjusted basis to give effect to this offering and the use of proceeds therefrom, the Issuer had no secured or subordinated indebtedness outstanding.

The Issuer may redeem the notes in whole or in part at any time at the applicable redemption prices described under “—Optional Redemption” below. The Issuer may issue additional notes from time to time after this offering. The notes and any additional new notes subsequently issued under the Indenture would be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions. If the additional notes, if any, are not fungible with the notes offered hereby for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. The notes will not have the benefit of a sinking fund. If a Change of Control Repurchase Event (as defined below) occurs, except to the extent the Issuer has exercised its right to redeem the notes, the Issuer will be required to offer to repurchase the notes, as described under “—Change of Control Repurchase Event” below.

The Indenture does not limit the aggregate amount of debt securities which may be issued. Other than the provisions relating to a Change of Control Repurchase Event and the limitation on creating or incurring certain liens as described in “—Limitations on Liens” below and the limitation on entering into certain sale-leaseback transactions as described in “—Limitations on Sale-Leaseback Transactions” below, the Indenture does not contain any debt covenants or provisions which would afford the holders of the notes protection in the event of a highly leveraged transaction.

The trustee will not be liable for special, indirect, exemplary, incidental, punitive or consequential or other similar loss or damage of any kind under the Indenture. The Indenture also provides (among other things) the trustee with certain rights, benefits, protections, immunities, indemnities, and privileges. The Issuer, the Guarantor, and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the notes or any transaction contemplated thereby.

The notes will be issued only in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under “Book-Entry; Delivery and Form.” The transferor of any note shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986, as amended (the “Code”). The trustee may rely conclusively on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Guarantee

The notes and the other payment obligations of the Issuer under the Indenture will be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantee”) by the Guarantor.

The Guarantee will rank equally with all of the Guarantor’s other existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any future subordinated indebtedness of the Guarantor that expressly provides for subordination to the Guarantee. The Guarantee will be effectively subordinated to any secured indebtedness of the Guarantor to the extent of the value of the assets securing such indebtedness. As of March 31, 2024, on an as adjusted basis to give effect to this offering and the use of proceeds therefrom, the Guarantor had no secured or subordinated indebtedness outstanding. The notes will be structurally subordinated to indebtedness and other liabilities of the subsidiaries of the Guarantor (other than the Issuer), none of which will guarantee the notes.

The obligations of the Guarantor under the Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law and, therefore, are limited to the amount that the Guarantor could guarantee without such Guarantee constituting a fraudulent conveyance; this limitation, however, may not be effective to prevent such Guarantee from constituting a fraudulent conveyance. If the Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, the Guarantor’s liability on its Guarantee could be reduced to zero. In such an event, the notes offered hereby would be structurally subordinated to the indebtedness and other liabilities of the Guarantor. See “Risk Factors—Our being subject to certain fraudulent transfer and conveyance statutes may have adverse implications for the holders of the notes” and “Risk Factors—Applicable Irish law may allow courts, under specific circumstances, to void, vary or subordinate the guarantee and require the holders of the notes to return payments received from the guarantor.”

Interest and Maturity

The notes will bear interest at the rate of 5.600% per year. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the notes will be payable semi-annually in arrears on May 29 and November 29, commencing November 29, 2024, and ending on the maturity date of the notes, to the persons in whose names the notes are registered on the preceding May 14 and November 14 (whether or not that date is a business day). If the maturity date of the notes falls on a day that is not a business day, the related payment of principal and interest will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day. If any payment date would otherwise be a day that is not a business day, the related payment will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day. Interest on the notes will accrue from the most recent interest payment date or, if no interest has been paid, from the Issue Date.

The notes will mature on May 29, 2034.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase the notes as described under the caption “—Change of Control Repurchase Event.” We may at any time and from time to time purchase notes in the open market, negotiated transactions or otherwise.

Optional Redemption

Prior to March 1, 2034 (three months prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Issuer may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

Any notice of redemption may, at the Issuer’s discretion, be subject to one or more restrictions or conditions, including completion of an equity offering or other corporate transaction. If any such restriction or condition has not been satisfied, the Issuer will provide notice to the trustee no later than the close of business the Business Day prior to the Redemption Date that such condition precedent has not been satisfied, the notice of redemption is rescinded or delayed and the redemption subject to the satisfaction of such restriction or condition shall not occur or shall be delayed.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs with respect to the notes, except to the extent the Issuer has exercised its right to redeem the notes as described above, the Issuer will make an offer to each holder of the notes to repurchase all or any part (in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof) of that holder’s notes at a repurchase price (the “repurchase price”) in cash equal to 101% of the aggregate principal amount of such notes repurchased plus any accrued and unpaid interest on such notes repurchased to, but not including, the repurchase date. Within 30 days following a Change of Control Repurchase

Event or, at the Issuer’s option, prior to a Change of Control, but after the public announcement of such Change of Control, the Issuer will mail, or cause to be mailed, or otherwise deliver in accordance with the applicable procedures of DTC, a notice to each holder of the notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the notes on the payment date specified in the notice (such offer the “repurchase offer” and such date the “repurchase date”), which repurchase date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered, pursuant to the procedures described in such notice. The notice shall, if mailed or delivered prior to the date of consummation of the Change of Control, state that the repurchase offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the repurchase date.

The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event, the Issuer will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the repurchase offer;

(2)	deposit with the trustee or with such paying agent as the trustee may designate an amount equal to the aggregate repurchase price for all notes or portions of notes properly tendered; and

(3)

deliver, or cause to be delivered, to the trustee the notes properly accepted for payment by the Issuer, together with an officer’s certificate stating the aggregate principal amount of notes being repurchased by the Issuer pursuant to the repurchase offer.

The trustee will promptly mail, or cause the paying agent to promptly mail, or otherwise deliver in accordance with the applicable procedures of DTC, to each holder of notes, or portions of notes, properly tendered and accepted for payment by the Issuer the repurchase price for such notes, or portions of notes.

The Issuer will not be required to make a repurchase offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all notes or portions of notes properly tendered and not withdrawn under its offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in connection with a Change of Control Repurchase Event and the Issuer, or any third party making a repurchase offer in lieu of the Issuer as described above, purchases all of the notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice, provided, that such notice is given not more than 30 days following such repurchase date pursuant to the repurchase offer described above, to redeem all notes that remain outstanding following such repurchase date on a date and at a price in cash equal to the repurchase price described above.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Ratings Event” means, with respect to the notes, on any day within the 60-day period (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earlier of (1) the occurrence of a Change of Control, or (2) public announcement of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control, the notes are rated below Investment Grade by at least two of the three Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or publicly confirm or inform us in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Ratings Event).

“Change of Control” means the occurrence of any of the following: (a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than (1) the Guarantor or any of its subsidiaries, (2) any employee benefit plan (or a trust forming a part thereof) maintained by the Guarantor or any of its subsidiaries, or (3) any underwriter temporarily holding Voting Stock of the Guarantor pursuant to an offering of such Voting Stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Guarantor’s Voting Stock or other Voting Stock into which the Guarantor’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares; (b) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Guarantor and its subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to the Guarantor or one of its subsidiaries; or (c) the Guarantor consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Guarantor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Guarantor or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Guarantor outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to the notes.

“Fitch” means Fitch Ratings Inc., and its successors.

“Investment Grade” means, with respect to Fitch, a rating of BBB– or better (or its equivalent under any successor rating categories of Fitch), with respect to Moody’s, a rating of Baa3 or better (or its equivalent under any successor rating categories of Moody’s), and with respect to S&P, a rating of BBB– or better (or its equivalent under any successor rating categories of S&P), or if the applicable securities are not then rated by Fitch, Moody’s or S&P an equivalent investment grade credit rating by any additional Rating Agency or Rating Agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P, and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Issuer’s control, a different “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Securities Act) selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, or each of them, as applicable.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Change of Control Repurchase Event provisions of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Guarantor and, thus, the removal of incumbent management. The Issuer or the Guarantor could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer’s or the Guarantor’s capital structure or credit ratings on the notes.

If the Issuer experiences a Change of Control Repurchase Event, the Issuer may not have sufficient financial resources available to satisfy its obligations to repurchase all notes or portions of notes properly tendered. Furthermore, debt agreements to which the Issuer may become a party in the future may contain restrictions and provisions limiting its ability to repurchase the notes. The Issuer’s failure to repurchase the notes as required under the Indenture would result in a default under the Indenture, which could have material adverse consequences for the Issuer and the holders of the notes.

Selection and Notice

With respect to any partial redemption or repurchase of the notes made pursuant to the Indenture, if less than all of the notes are to be redeemed or repurchased at any given time, selection of such notes for redemption or repurchase will be made by the trustee (a) if such notes are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which such notes are listed, (b) on a pro rata basis to the extent practicable or such other method that the trustee deems fair and appropriate or (c) by lot or such other similar method in accordance with the procedures of DTC; provided, that no notes of $1,000 or less shall be redeemed or repurchased in part.

If any note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. If any notes are to be purchased or redeemed in part only, the Issuer will issue a new note (or cause to be transferred by book entry) in principal amount equal to the unredeemed or unpurchased portion of the original note in the name of the Holder thereof upon cancellation of the original note; provided that each new note will be in a principal amount equal to $1,000 or any integral multiple of $1,000 in excess thereof.

Notes called for redemption or repurchase become due on the date fixed for redemption or repurchase. On and after the redemption or repurchase date, unless the Issuer defaults in payment of the redemption or repurchase price, interest shall cease to accrue on notes or portions thereof called for redemption or repurchase.

Limitation on Liens

Neither we nor any of our subsidiaries may, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness secured by a Lien (other than a Permitted Lien) upon any Principal Property or upon the Capital Stock of any subsidiary (in each case, whether owned on the Issue Date or thereafter acquired) without equally and ratably securing the notes then outstanding, unless the aggregate principal amount of all outstanding Indebtedness of us and our subsidiaries that is secured by Liens (other than Permitted Liens) on any Principal Property or upon the Capital Stock of any subsidiary (in each case, whether owned on the Issue Date or thereafter acquired) plus the amount of all outstanding Attributable Debt incurred pursuant to the first bullet under the covenant entitled “Limitation on Sale-Leaseback Transactions” would not exceed 15% of Consolidated Net Tangible Assets calculated as of the date of the creation or incurrence of the Lien. This limitation does not apply to Permitted Liens.

Limitation on Sale-Leaseback Transactions

Neither we nor any of our subsidiaries may sell any Principal Property (whether owned on the Issue Date or thereafter acquired) with the intention of taking back a lease of that property for a period of more than three years (including renewals at the option of the lessee) other than leases between us and any of our subsidiaries or leases between our subsidiaries (a “Sale-Leaseback Transaction”), unless:

•

after giving effect thereto, the aggregate amount of all outstanding Attributable Debt with respect to all such transactions, plus the amount of outstanding indebtedness secured by a Lien (other than a Permitted Lien) upon any Principal Property or upon the Capital Stock of any subsidiary (in each case, whether owned on the Issue Date or thereafter acquired) incurred without equally and ratably securing the notes pursuant to the covenant entitled “Limitation on Liens” would not exceed 15% of Consolidated Net Tangible Assets calculated at the time of the transaction; or

•

within one year after such sale and leaseback transaction, we or such subsidiary applies an amount equal to the greater of the net proceeds of such sale and leaseback transaction and the fair market value at the time of the transaction of the Principal Property so leased to the retirement of Funded Debt of us or any of our subsidiaries.

For purposes of the foregoing discussion of limitation on liens and limitation on sale-leaseback transactions, the following definitions are applicable:

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of the determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Consolidated Net Tangible Assets” means the aggregate amount of our and our consolidated subsidiaries’ assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any current liabilities constituting Funded Debt by reason of being extendible or renewable), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (c) minority equity interests in any of our subsidiaries that is not a wholly owned subsidiary, all as set forth on or included in our balance sheet for its most recent completed fiscal quarter for which internal financial statements are available computed in accordance with GAAP.

“Financing Lease Obligation” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Funded Debt” means all Indebtedness, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, of any Person, for the repayment of borrowed money having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its creation but by its terms being renewable or extendible beyond 12 months from such date at the option of such Person. For the purpose of determining “Funded Debt” of any Person, there will be excluded any particular Indebtedness if, on or prior to the maturity thereof, there will have been deposited with the proper depository in trust the necessary funds for the payment, redemption or satisfaction of such Indebtedness.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of bankers’ acceptances;

(4)	representing Financing Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Permitted Liens” means:

(1)	Liens existing on the Issue Date;

(2)	Liens in favor of us or any of our subsidiaries;

(3)

Liens on property of a Person existing at the time such Person is merged with or into or consolidated with us or any of our subsidiaries; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with us or any of our subsidiaries;

(4)

Liens on property existing at the time of the acquisition, construction or improvement of such property by us or any of our subsidiaries after the date the notes were first issued; provided that such Liens were created or assumed contemporaneously with, or within 180 days of, such acquisition, construction or improvement and which are created to secure, or provide for the payment of, all or any part of the cost of such acquisition, construction or improvement;

(5)	Liens to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)

Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(7)

any extension, renewal or replacement of any Lien referred to above; provided that (a) such extension, renewal or replacement Lien is limited to the same property that secured the original Lien (plus improvements and accessions to such property) and (b) the Indebtedness secured by the new Lien is not greater than the Indebtedness secured by the Lien that is extended, renewed or replaced; and

(8)

zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of our or any of our subsidiaries’ business taken as a whole.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or other entity of whatever nature.

“Principal Property” means any manufacturing plant, warehouse or other similar facility or any parcel of real estate or group of contiguous parcels of real estate owned by us or any of our subsidiaries (whether owned on the Issue Date or thereafter acquired) that has a gross book value on the date as of which the determination is being made, without deduction of any depreciation reserves, exceeding 3% of Consolidated Net Tangible Assets.

Additional Amounts

The Guarantor will be required to make all payments under or with respect to the Guarantee free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto)

(hereinafter “Taxes”) imposed or levied by or on behalf of (i) Ireland or any political subdivision or any authority or agency therein or thereof having power to tax, (ii) any other jurisdiction in which the Guarantor is organized or is otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax, or (iii) any jurisdiction from or through which payment under or with respect to the Guarantee is made or any political subdivision or any authority or agency therein or thereof having the power to tax (each a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is required by law or by the official interpretation or administration thereof.

If the Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Guarantee, the Guarantor will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by a holder (including Additional Amounts) after such withholding or deduction (including any such withholding or deduction in respect of such Additional Amounts) will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the holder, applicable recipient of payment or beneficial owner of the note or any payment in respect of such note (each, a “relevant holder”) (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant holder, if the relevant holder is an estate, nominee, partnership, trust, corporation or other business entity) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction, but excluding a connection arising solely from the acquisition, ownership or holding of such note or the receipt of any payment in respect of such note or the Guarantee or the exercise or enforcement of rights under such note or the Guarantee); (2) any estate, inheritance, gift, sales, use, value added, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any Taxes imposed as a result of the failure of the relevant holder of the notes to comply with a timely request in writing of the Issuer or the Guarantor (such request being made at a time that would enable such relevant holder acting reasonably to comply with that request) to provide information concerning such relevant holder’s nationality, residence, identity or connection with any Relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request under applicable law, regulation or administrative practice would have reduced or eliminated such Taxes with respect to such relevant holder; (4) any Taxes that are payable other than by deduction or withholding from a payment on the Guarantee; (5) any Taxes that would not have been so imposed if the relevant holder had presented the note for payment (where presentation is required) to, or otherwise accepted payment from, another paying agent in a member state of the European Union; or (6) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Code, or any comparable or successor version of such Sections, any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements or treaties (including any law implementing any such agreement or treaty) entered into in connection with the implementation thereof; nor will the Guarantor pay Additional Amounts (a) to the extent the payment could have been made without such deduction or withholding if the note had been presented for payment (where presentation is permitted or required for payment) within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later, (b) with respect to any payment on a note to any holder who is a fiduciary or partnership (including an entity treated as a partnership for tax purposes) or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such note, or (c) in respect of any note to the extent such withholding or deduction is imposed as a result of any combination of clauses (1), (2), (3), (4), (5), (6), (a) and (b) of this paragraph.

The Guarantor will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Guarantor will provide the trustee, for the benefit of the holders, with official receipts evidencing the payment of any Taxes so withheld or deducted. If, notwithstanding the Guarantor’s efforts to obtain such receipts, the same are not obtainable, the Guarantor will provide the trustee with other evidence. In no event, however, shall the Guarantor be required to disclose any information that the Guarantor reasonably deems to be confidential.

If the Guarantor is or will become obligated to pay Additional Amounts under or with respect to any payment made on the Guarantee, at least 30 days prior to the date of such payment, the Guarantor will deliver to the trustee an officer’s certificate stating that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the paying agent to pay Additional Amounts to holders on the relevant payment date. Whenever in the Indenture there is mentioned, in any context:

(x)	the payment of principal or interest;

(y)	redemption prices or purchase prices in connection with a redemption or purchase of notes; or

(z)	any other amount payable on or with respect to the Guarantee;

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. Neither the trustee nor the paying agent shall have any responsibility or liability for the determination, verification or calculation of any Additional Amounts.

The Issuer will pay any present or future stamp, court or documentary Taxes or any other excise, property or similar Taxes that arise in the United States or in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the notes, the Indenture, the Guarantee or any other document or instrument in relation thereto, and will agree to indemnify the relevant holders for any such Taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and any transfer of the notes and will apply, mutatis mutandis, to any jurisdiction in which any successor to the Guarantor is organized or resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein (each of which shall also be treated as a Relevant Taxing Jurisdiction).

Redemption for Taxation Reasons

The Issuer is entitled to redeem the notes, at its option, at any time in whole but not in part, at 100% of the principal amount thereof, plus accrued and unpaid interest and all Additional Amounts (if any), to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts with respect to the notes as a result of:

(1)	a change in or an amendment to the laws (including any regulations, protocols or rulings promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

(2)

any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, treaties or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the Issue Date and the Guarantor cannot avoid such obligation by taking reasonable measures available to it; provided, that for this purpose reasonable measures shall not include any change in the Guarantor’s jurisdiction of organization or location of its principal executive office. Notice of such redemption (which notice shall be irrevocable) shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 10 days but not more than 60 days before the redemption date to each holder of the notes at such holder’s registered address or otherwise in accordance with the procedures of DTC. Notwithstanding the foregoing, no such notice of redemption will be given (i) earlier than 90 days prior to the earliest date on which the Guarantor would be obliged to make such payment of Additional Amounts and (ii) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

Before the Issuer mails or delivers notice of redemption of the notes as described above, the Issuer will deliver to the trustee an officer’s certificate stating that the Guarantor cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it and that all conditions precedent to the redemption have been complied with. The Issuer will also deliver an opinion of counsel to the effect that the Guarantor would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or a new application or interpretation of such laws or regulations (as described in (1) or (2) in the first paragraph above) and that all conditions precedent to the redemption have been complied with.

The foregoing will apply, mutatis mutandis, to any jurisdiction in which any successor to the Guarantor is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

Reports and Other Information

The Indenture will provide that, notwithstanding that the Guarantor may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Guarantor will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as any notes are outstanding, the annual reports, information, documents and other reports that the Guarantor is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if Guarantor were so subject.

Notwithstanding the foregoing, the Guarantor will not be obligated to file such reports with the SEC if the SEC does not permit such filing, so long as the Guarantor provides such information to the trustee and the Holders by the date the Guarantor would be required to file such information pursuant to the preceding paragraph. The requirements set forth in this paragraph and the preceding paragraph may be satisfied by delivering such information to the trustee and posting copies of such information on a website (which may be nonpublic and may be maintained by the Guarantor or a third party) to which access will be given to Holders.

Delivery of such statements, reports, notices and other information and documents to the trustee pursuant to any of the provisions of this covenant is for informational purposes only and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on officer’s certificates). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s or the Guarantor’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the Indenture, or participate in any conference calls.

Notwithstanding the foregoing, if at any time the Guarantor is no longer required under GAAP to consolidate the Issuer in its consolidated financial statements, the requirements set forth in this section shall apply to the Issuer, not the Guarantor.

Consolidation, Merger and Sale of Assets

The Issuer may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of its properties and assets to another person, provided that the following conditions are satisfied:

•

the Issuer is the continuing entity, or the resulting, surviving or transferee person (the “Successor Issuer”) is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and the Successor Issuer (if not the Issuer) will expressly assume, by supplemental indenture, all obligations of the Issuer under the notes and the Indenture;

•	immediately after giving effect to that transaction, no default or event of default under the Indenture has occurred and is continuing;

•

the Guarantor, unless it is the other party to the transactions described above, will by supplemental indenture confirm that its Guarantee shall apply to the obligations of the Successor Issuer (if not the Issuer) under the Indenture and the notes; and

•

the Issuer delivers to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, sale, transfer, lease or conveyance and such supplemental indenture, if any, complies with the Indenture.

The Guarantor may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of its properties and assets to another person, provided that the following conditions are satisfied:

•

the Guarantor is the continuing entity, or the resulting, surviving or transferee person (the “Successor Guarantor”) is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, any Member State of the European Union, Bermuda, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing, and the Successor Guarantor (if not the Guarantor) will expressly assume, by supplemental indenture, all of the Guarantor’s obligations under the Indenture and the notes issued thereunder;

•	immediately after giving effect to that transaction, no default or event of default under the Indenture has occurred and is continuing; and

•

the Guarantor delivers to the trustee an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and any supplemental indenture, as the case may be, complies with the applicable provisions of the Indenture.

The Successor Issuer or Successor Guarantor, as the case may be, will succeed to, and be substituted for, the Issuer or the Guarantor, respectively, under the Indenture and the notes issued thereunder and the Issuer or the Guarantor, as the case may be, will automatically be released and discharged from its obligations under the Indenture and the notes issued thereunder.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or governmental authority or other entity of whatever nature.

The covenant described under this heading replaces and supersedes the description set forth under “Description of the Debt Securities—Covenants—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

Additional Events of Default

In addition to the events of default specified in clauses (1) through (7) under “Description of the Debt Securities—Events of Default” in the accompanying prospectus, the following shall be events of default with respect to the notes issued hereby:

(1)

the Guarantee of the Guarantor with respect to the notes shall for any reason cease to be in full force (except as contemplated by the terms thereof or by the Indenture) and effect or be declared null and void or any responsible officer of the Guarantor denies that it has any further liability under its Guarantee with respect to the notes or gives notice to such effect, other than by reason of the termination of the Indenture; and

(2)

default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Guarantor or any of its subsidiaries or the payment of which is guaranteed by the Guarantor or any of its subsidiaries, other than Indebtedness owed to the Guarantor or any of its subsidiaries, whether such Indebtedness or guarantee now exists or is created after the Issue Date, if both

(A)

such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity, and

(B)

the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding.

Concerning the Trustee

U.S. Bank Trust Company, National Association, has agreed to serve as the trustee, registrar, paying agent and custodian for DTC under the Indenture and assumes (and shall have) no responsibility or liability for the accuracy, correctness, or completeness of the information (including such information concerning us or our affiliates or any other party) contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. Neither the trustee nor any paying agent shall be responsible for determining whether any Change of Control or Change of Control Repurchase Event has occurred and whether any repurchase offer with respect to the notes is required. Neither the trustee nor any paying agent shall be responsible for monitoring our rating status, making any request upon any Rating Agency, determining whether any rating event with respect to the notes has occurred. We now have, and may from time to time conduct, other banking transactions, including lending transactions, or maintaining deposit accounts with, an affiliate of the trustee in the ordinary course of business.

BOOK-ENTRY; DELIVERY AND FORM

The notes will be represented by one or more global notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes initially will be deposited upon issuance with the trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

The notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depositary Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments, notices and for all other purposes. Consequently, neither we, the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for definitive notes in registered certificated form (“Certificated Notes”), and to distribute such notes to its participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither we, the trustee nor any agent of us or the trustee will have any responsibility or liability for or relating to the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)

DTC (A) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2)	we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing an event of default with respect to the notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). In connection with any proposed exchange of a Certificated Note for a Global Note, we or DTC shall be required to provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The trustee may rely conclusively on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Same-Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

CERTAIN U.S. FEDERAL INCOME TAX AND IRELAND TAX CONSIDERATIONS

United States

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the notes. This discussion is based upon the provisions of the Code, applicable U.S. Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, as of the date of this document, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel regarding the tax consequences of acquiring, owning or disposing of the notes.

This discussion is limited to holders who purchase the notes in this offering for cash at the “issue price” of the notes (i.e., the first price at which a substantial amount of the notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion does not address any state, local or non-U.S. taxation, or any taxes other than income taxes, and does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

•	persons that hold any of our outstanding borrowings under the Existing Notes or the Credit Facilities that are repaid (in whole or in part) with the proceeds of this offering, if any;

•	dealers in securities;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	U.S. holders who hold notes through non-U.S. brokers or other non-U.S. intermediaries;

•	persons holding notes as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•	former U.S. citizens or long-term residents of the United States;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	persons subject to the alternative minimum tax;

•	accrual basis taxpayers subject to special tax accounting rules under Section 451(b) of the Code;

•	entities that are tax-exempt for U.S. federal income tax purposes; and

•	partnerships and other pass-through entities and holders of interests therein.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. If you are a partner of a partnership considering an investment in the notes, you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, holding owning and disposing of the notes.

INVESTORS CONSIDERING THE PURCHASE OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

In certain circumstances (see “Description of the Notes—Optional Redemption” and “Description of the Notes—Change of Control Repurchase Event”), we may be obligated to pay amounts on the notes that are in excess of stated interest or principal, or prior to their scheduled payment dates. These potential payments may implicate the provisions of the U.S. Treasury Regulations relating to “contingent payment debt instruments.” We do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments. Our position is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS. It is possible that the IRS may take a different position, in which case, if such position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate, and to treat as ordinary income (rather than capital gain) any gain realized on the taxable disposition of the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

YOU ARE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE POSSIBLE APPLICATION OF THE CONTINGENT PAYMENT DEBT INSTRUMENT RULES TO THE NOTES.

Tax consequences to U.S. holders

The following summary will apply to you if you are a U.S. holder of the notes. You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or U.S. resident alien;

•	a corporation that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Interest on the notes

It is anticipated, and this discussion assumes, that the issue price of the notes will be equal to the stated principal amount, or if the issue price is less than the stated principal amount, the difference will be a de minimis amount (generally, 0.25% of the stated principal amount multiplied by the number of complete years to maturity). In general, however, if the notes are issued with more than de minimis original issue discount, a U.S. holder will be required to include original issue discount in gross income, as ordinary income.

The gross amount of stated interest on a note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Disposition of the notes

You generally will recognize gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note equal to the difference, if any, between the proceeds you receive (excluding any proceeds attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent you have not previously included such amounts in income) and your adjusted tax basis in the note. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the note. Your adjusted tax basis in the note will generally equal the amount you paid for the note. Any gain or loss will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains of individuals, estates and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Information reporting and backup withholding

Information reporting generally will apply to payments of interest on, and the proceeds of the sale or other disposition (including a redemption, exchange or retirement) of, notes held by you, and backup withholding generally will apply to such payments unless you certify under penalties of perjury as to your status as a United States person, as well as certain other information, or otherwise establish an exemption from backup withholding.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Tax consequences to non-U.S. holders

The following summary will apply to you if you are a non-U.S. holder of notes. You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Interest on the notes

Subject to the discussions of backup withholding and FATCA (as defined below) withholding below, payments to you of interest on the notes generally will not be subject to U.S. federal income tax and will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if you properly certify as to your foreign status, as described below, and:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a “controlled foreign corporation” that is related to us (actually or constructively);

•

you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•

interest on the notes is not effectively connected with your conduct of a U.S. trade or business (or, if required by an applicable income tax treaty, such gain is not attributable to a permanent establishment in the United States that you maintain).

The portfolio interest exemption generally applies only if you appropriately certify as to your foreign status. You can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) to the applicable withholding agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) claiming an exemption from (or a reduction of) withholding under the benefits of an income tax treaty, or an IRS Form W-8ECI (or applicable successor form) certifying that the payments of interest are effectively connected with your conduct of a trade or business in the United States. (See “—Income or gain effectively connected with a U.S. trade or business.”)

The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and may be required to be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for a reduced rate of withholding under an applicable income tax treaty, you may obtain a refund of any excess amounts withheld if you timely provide the required information or appropriate claim form to the IRS.

Disposition of the notes

Subject to the discussions of backup withholding and FATCA (as defined below) withholding below, you generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a note (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and will be subject to the rules discussed above in “—Interest on the notes”) unless:

•

the gain is effectively connected with the conduct by you of a U.S. trade or business (and, if required by an applicable income tax treaty, you maintain a permanent establishment in the United States to which such gain is attributable); or

•	you are a non-resident alien individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax in the manner described under “—Income or gain effectively connected with a U.S. trade or business.” If you are a non-U.S. holder described in the second bullet point above, a flat 30% rate (or lower applicable income tax treaty rate) generally will apply to the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses, provided that you timely file U.S. federal income tax returns with respect to such losses.

Income or gain effectively connected with a U.S. trade or business

If any interest on the notes or gain from the sale, exchange or other taxable disposition of the notes is effectively connected with the conduct by you of a U.S. trade or business conducted (and, if required by an applicable income tax treaty, you maintain a permanent establishment in the United States to which such gain is attributable), then the interest income or gain will be subject to U.S. federal income tax at regular graduated income tax rates generally in the same manner as if you were a U.S. holder, unless an exemption applies under an applicable income tax treaty. Effectively connected interest income will not be subject to U.S. federal withholding tax if you satisfy certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI, or successor form. In addition, a corporate holder may also be subject to a “branch profits tax” at a 30% rate on its effectively connected earnings and profits that are not reinvested in the United States, unless an applicable income tax treaty provides for a lower rate.

Information reporting and backup withholding

Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities of the country in which you reside or are established under the provisions of a specific treaty or agreement.

Backup withholding generally will not apply to payments to you of interest on a note if the certification described in “—Interest on the notes” is duly provided or you otherwise establish an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person.

Proceeds from the disposition of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any proceeds from the disposition of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the disposition of a note effected outside the United States by such a broker if it has certain relationships with the United States.

Backup withholding is not an additional tax. Any amount withheld is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Withholding on payments to certain foreign entities

Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on payments of interest on the notes and, subject to the proposed U.S. Treasury regulations discussed below, on the gross proceeds from the sale or other disposition of the notes, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of notes might be eligible for refunds or credits of such taxes.

The FATCA withholding tax will apply to all “withholdable payments” without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of general U.S. withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law. The U.S. Department of the Treasury has released proposed regulations which, if finalized in their present form, would eliminate the U.S. federal withholding tax applicable to the gross proceeds of a sale or disposition of debt instruments. In its preamble to the proposed regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF ISSUER’S NOTES.

Ireland

The following is a summary, based on the laws and practices currently in force in Ireland, of certain matters regarding the tax position of investors who are the absolute beneficial owners of the notes and who are not associated with the issuer, the guarantor or their subsidiaries and affiliates (otherwise than by virtue of holding the notes) and should be treated with appropriate caution. Particular rules may apply to certain classes of taxpayers holding notes including dealers in securities and trusts. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Investors should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

Withholding Tax

Tax at the standard rate of income tax (currently 20%) is required to be withheld from payments of Irish source interest. An issuer of notes will not be obliged to withhold tax from payments of interest and premium (if any) on the notes so long as such payments do not constitute Irish source income. Interest and any premium paid on the notes may be treated as having an Irish source if:

•	the issuer is resident in Ireland for tax purposes;

•	the issuer has a branch or permanent establishment in Ireland, the assets or income of which are used to fund the payment on the notes; or

•	the issuer is not resident in Ireland for tax purposes but the register for the notes is maintained in Ireland or (if the notes are in bearer form) the notes are physically held in Ireland.

The issuer confirms that it is not and will not be resident in Ireland for tax purposes and that it will not maintain a register of any registered notes in Ireland. If the guarantor were to make payments under the guarantee, it is possible that such payments could be treated as having an Irish source, in which case tax at the standard rate of income tax (currently 20%) could be required to be withheld from such payments. We expect that, if such withholding were required, Additional Amounts would be due on such payments.

Interest paid on a quoted Eurobond

The guarantor will not be obliged to make a withholding or deduction for or on account of Irish income tax from a payment of interest on a note issued by the issuer where:

•	the notes are quoted Eurobonds (i.e., securities which are issued by a company which are listed on a recognised stock exchange (e.g., such as the NYSE) and which carry a right to interest); and

•	the person by or through whom the payment is made is not in Ireland, or if such person is in Ireland, either:

(a)	the notes are held in a clearing system recognised by the Irish Revenue Commissioners (e.g., DTC are, amongst others, so recognised); or

(b)

the person who is the beneficial owner of the note and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to a relevant person (such as a paying agent located in Ireland) in the prescribed form.

Thus, so long as the notes are quoted on the NYSE and held in DTC, interest on the notes can be paid by any paying agent acting on behalf of the guarantor free of any withholding or deduction for or on account of Irish income tax. If the notes are quoted but cease to be held in a recognised clearing system, interest on the notes may be paid without any withholding or deduction for or on account of Irish income tax, provided such payment is made through a paying agent outside Ireland.

Encashment Tax

Irish tax will be required to be withheld at a rate of 25% from interest on any note issued by the issuer, where such interest is collected or realised by a bank or encashment agent in Ireland on behalf of any noteholder. There is an exemption from encashment tax where (i) the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank, or (ii) the beneficial owner of the interest is a company which is within the charge to Irish corporation tax in respect of the interest.

Stamp Duty

As the issuer is not registered in Ireland, stamp duty will not arise on a document effecting a transfer of the notes so long as (i) the notes do not derive their value or the greater part of their value directly or indirectly from any non-residential immovable property situated in Ireland, and (ii) the instrument of transfer of the notes does not relate to:

•	any immoveable property in Ireland or any right over or interest in such property; or

•	stocks or marketable securities of a company registered in Ireland.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the notes by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code, or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities and accounts whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and Section 4975 of the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and Section 4975 of the Code, any person who exercises any discretionary authority or control over the management or administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment of a portion of the assets of any Plan in the notes, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Each Plan should consider the fact that none of the issuer, underwriters or guarantor, or any of their respective affiliates (collectively, the “Transaction Parties”) is acting, or will act, as a fiduciary to any Plan with respect to the decision to acquire or hold the notes and is not undertaking to provide any advice or recommendation, including, without limitation, in a fiduciary capacity, with respect to such decision. The decision to acquire the notes must be made solely by each prospective Plan on an arm’s length basis.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. The fiduciary of a Plan that proposes to acquire and hold any of the notes with the assets of such Plan should consider, among other things, whether such acquisition and holding may constitute or result in a direct or indirect prohibited transaction with a party in interest or disqualified person with respect to such Plan, and if so, whether exemptive relief may be available. Such parties in interest or disqualified persons could include, without limitation, the issuer, the underwriters or any of their respective affiliates.

A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code. The acquisition and/or holding of the notes by an ERISA Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction in violation of Section 406 of ERISA and/or Section 4975 of the Code, unless the notes are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the acquisition or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. Additionally, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a statutory exemption for certain transactions between a Plan and certain non-fiduciary service providers or their affiliates, provided that the Plan neither receives less than nor pays more than “adequate consideration” in connection with such transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review such exemption to assure its applicability. There can be no assurance that all of the conditions of any such exemptions will be satisfied. Even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Governmental plans, non-U.S. plans and certain church plans, while not subject to fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws. Any fiduciary of a governmental, non-U.S. or such a church plan considering an acquisition of the notes should consult with its counsel before acquiring the notes to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.

Because of the foregoing, the notes should not be acquired or held by any Plan, unless such acquisition and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code or a violation of any applicable Similar Laws.

Representation

Accordingly, by the acquisition and holding of a note, or any interest therein, each person who authorizes such acquisition and holding and each subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used to acquire or hold the note, or any interest therein, constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws, and none of the Transaction Parties is a fiduciary to such purchaser or transferee in connection with such acquisition and holding of the notes.

The foregoing discussion is general in nature and is not intended to be all-inclusive. It is not intended to be a complete discussion, nor is it to be construed as legal advice or a legal opinion. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions or violations of Similar Laws, it is particularly important that fiduciaries, or other persons considering acquiring the notes (and holding the notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such acquisition and holding of the notes and whether an exemption would be applicable to such acquisition and holding of the notes.

Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, Section 4975 of the Code or applicable Similar Laws. We make no representation as to whether an investment in the notes is appropriate for any Plan in general or whether such investment is appropriate for any particular plan or arrangement.

UNDERWRITING

We are offering the notes described in this prospectus supplement and the accompanying prospectus through a number of underwriters. BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as joint active bookrunners of the offering and as representatives of the underwriters. We will enter into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we will agree to sell to the underwriters, and each underwriter will severally and not jointly agree to purchase, at the initial public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the principal amount of notes listed next to its name in the following table:

Underwriter	Principal Amount of notes
BofA Securities, Inc.	$80,000,000
Citigroup Global Markets Inc.	80,000,000
Wells Fargo Securities, LLC	80,000,000
Goldman Sachs & Co. LLC	32,000,000
J.P. Morgan Securities LLC	32,000,000
PNC Capital Markets LLC	32,000,000
BNP Paribas Securities Corp.	16,000,000
Huntington Securities, Inc.	16,000,000
TD Securities (USA) LLC	16,000,000
U.S. Bancorp Investments, Inc.	16,000,000

Total	$400,000,000

The underwriters will be committed to purchase all the notes offered by us if they purchase any notes. The underwriting agreement will also provide that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the notes directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and any such dealers may reallow, a concession not in excess of 0.250% of the principal amount of the notes to certain other brokers or dealers. After the initial public offering of the notes, the offering price and other selling terms may be changed by the underwriters. Sales of the notes made outside of the United States may be made by affiliates of the underwriters. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriting fee is equal to the public offering price less the amount paid by the underwriters to us for the notes. The following table shows the underwriting discount to be paid to the underwriters.

Paid by us
Per note	0.650%
Total	$2,600,000

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $2.1 million.

We will agree that we will not, without the prior written consent of BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, during the period beginning on the date of this prospectus supplement and continuing until the closing date of this offering, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the

SEC a registration statement under the Securities Act relating to any of our securities that are substantially similar to the notes, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing.

We will agree to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The notes are new issues of securities, and there is currently no established trading market for the notes. We will use our reasonable best efforts to cause the notes to be listed on the NYSE. If the notes are not listed on the NYSE we intend to list the notes on another securities exchange. If such listing is obtained, we will have no obligation to maintain such listing, and we may delist the notes at any time. In addition, the underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

We expect that delivery of the notes will be made against payment therefor on or about May 29, 2024, which is the fifth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the four next succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships to us, for which they received or will receive customary fees and expenses. For example, certain of the underwriters and their respective affiliates are lenders or agents under the Credit Facilities or acted as underwriters for the offering of the Existing Notes. Additionally, certain of the underwriters hold Existing Notes and may therefore receive proceeds from this offering in connection with the repayment of the Existing Notes. If the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters and their respective affiliates routinely hedge, and certain other of the underwriters and their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, which may include the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee and paying agent.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of ours (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. In addition, from time to time, certain of the underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long and/or short positions in our debt or equity securities or loans, and may do so in the future.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus, registration statement, free writing prospectus or any other offering material or advertisement in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such offer or solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129 (EU) (as amended or superseded, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“U.K.”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive

(EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “U.K. Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are to be considered not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Ireland

The notes are not being offered or sold to any person, underwritten or placed in Ireland except in conformity with the provisions of (a) the European Union (Markets in Financial Instruments) Regulation, 2017 (as amended, the “MiFiD II Regulations”), including Regulation 5 (Requirement for Authorisation (and certain provisions concerning MTFs and OTFs)) thereof or any codes of conduct made under the MiFiD II Regulations and the provisions of the Investor Compensation Act 1998 (as amended); (b) the Companies Act, the Irish Central Bank Acts 1942 to 2018 (as amended) and any codes of practice made under Section 117(1) of the Central Bank Act 1989 (as amended); (c) the Prospectus Regulation, the European Union (Prospectus) Regulations 2019 and any rules and guidance issued by the Central Bank under Section 1363 of the Companies Act; and (d) the Market Abuse Regulation (EU) 596/2014 (as amended), the European Union (Market Abuse) Regulations 2016 (as amended) and any rules and guidance issued by the Central Bank under Section 1370 of the Companies Act.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

Each underwriter (a) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (b) it has not issued or had in its possession for the purposes of issuance, and will not issue or have in its possession for the purposes of issuance, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in

Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification. Solely for the purposes of our obligations pursuant to Section 309B(1)(A) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16:Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. No notes have been offered or will be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of lead manager for any such offer; or

(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of notes shall require the Company or any bank to publish a prospectus pursuant to Article 35 FinSA.

The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document (as defined in the Corporations Act 2001 (Cth) (the “Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the notes must observe such Australian on-sale restrictions. This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. This prospectus supplement and accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

The validity of the issuance of the notes and the related guarantees will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois, with respect to U.S. legal matters, and by Arthur Cox LLP, Ireland, special Irish counsel, with respect to Irish legal matters. The underwriters have been represented by Davis Polk & Wardwell LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

Allegion has been advised by its Irish counsel, Arthur Cox LLP, that a judgment for the payment of money rendered by a court in the United States would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. In order to enforce a monetary judgment obtained in the United States in Ireland, separate proceedings have to be issued seeking an Irish judgment in the terms of the U.S. judgment. A summary procedure is available in circumstances where an applicant can establish that:

•	the U.S. judgment is for a definite sum;

•	the U.S. judgment is final and conclusive; and

•	the U.S. judgment is of a court which, as a matter of Irish law, is of competent jurisdiction.

Even if the matters referred to above are established by an applicant, an Irish court may on certain grounds refuse to enforce the U.S. judgment. These grounds include:

•	the U.S. judgment having being obtained by fraud;

•	the U.S. judgment violating Irish public policy or constituting a judgement of a penal or revenue (tax) nature;

•	the U.S. judgment being in breach of natural justice or constitutional justice under the laws of Ireland;

•	the U.S. judgment being irreconcilable with an earlier judgment; or

•	there being no practical benefit to the party in whose favor the U.S. judgement is made in seeking to have that judgement enforced in Ireland.

It may be difficult for a securityholder to effect service of process within the U.S. or to enforce judgments obtained against Allegion plc in U.S. courts. Allegion plc has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Allegion US Holding Company Inc., a Delaware limited liability company and subsidiary of Allegion plc, be its U.S. agent appointed for that purpose. Allegion US Holding Company Inc. is located at 11819 North Pennsylvania Street, Carmel, Indiana 46032. A judgment obtained against Allegion plc in a U.S. court would be enforceable in the United States but could be executed upon only to the extent Allegion plc has assets in the United States. An act that results in Allegion plc or its respective directors or officers being in breach of the civil liability provisions of U.S. law would not, by virtue of the breach of U.S. law, be actionable before a court in Ireland, although such act may potentially give rise to a cause of action under the local laws of Ireland.

PROSPECTUS

Allegion plc

Debt Securities

Guarantees of Debt Securities

Ordinary Shares

Preferred Shares

Depositary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Allegion US Holding Company Inc.

Debt Securities

Guarantees of Debt Securities

We may offer, issue and sell the types of securities set forth above from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and issue any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before making an investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our ordinary shares are listed on the New York Stock Exchange under the trading symbol “ALLE.”

INVESTING IN OUR SECURITIES INVOLVES RISK. PLEASE READ “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION BEFORE YOU INVEST IN OUR SECURITIES.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

March 28, 2024

We have not authorized any person to provide you with information different from that contained in or incorporated by reference into this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or related guarantee offered by this prospectus and any prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus, any prospectus supplement, nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus and any prospectus supplement is correct as of any date after the date of this prospectus and any prospectus supplement.

This document does not constitute a prospectus within the meaning of section 1348 of the Companies Act 2014 of Ireland (as amended). No offer of securities of Allegion plc to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of section 1348 of the Companies Act 2014 of Ireland (as amended)) in general, or in particular pursuant to the Prospectus Regulation (EU) 2017/1129 of 14 June 2017 (as amended), the European Union (Prospectus) Regulations 2019 of Ireland (S.I. No. 380/2019), or the Central Bank (Investment Market Conduct) Rules (S.I. No. 366 of 2019). This document has not been approved or reviewed by or registered with the Central Bank of Ireland.

This document does not constitute investment advice or the provision of investment services within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland or otherwise. Allegion plc is not an authorized investment firm within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland, and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

As used in this prospectus and any prospectus supplement, “Allegion,” “we,” “our,” “us” and the “Company” mean Allegion plc, an Irish public limited company, together with its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”), using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to this registration statement, we may offer, issue and sell securities as set forth on the cover page of this prospectus.

We may offer, issue and sell the securities from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and issue any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement including the specific amounts, prices and terms of the securities offered or sold. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement(s) and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” prior to purchasing any of the securities offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://www.allegion.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website does not constitute part of this prospectus, and any references to this website or any other website are inactive textual references only.

Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “ALLE.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read the information with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus, the following documents (File No. 001-35971):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 20, 2024; and

•

The description of our ordinary shares contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 18, 2020, including all amendments and reports filed for the purpose of updating such description.

All future filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until all the securities offered by this prospectus have been issued as described in this prospectus, are deemed incorporated into and part of this prospectus once filed. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules, unless expressly stated otherwise therein. Any statement in this prospectus, in any prospectus supplement, or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus or any prospectus supplement.

You may request by phone or in writing a copy of any of the materials incorporated (other than exhibits, unless the exhibits are themselves specifically incorporated) into this prospectus, and we will provide to you these materials free of charge. Please make your request to Jeffrey N. Braun, Senior Vice President and General Counsel, c/o Schlage Lock Company LLC, 11819 North Pennsylvania Street, Carmel, Indiana, 46032, telephone, (317) 810-3700.

PROSPECTUS SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the information incorporated by reference, before making an investment decision. See “Where You Can Find More Information” in this prospectus. Some of the statements in this prospectus are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Allegion plc

Allegion plc is a leading global provider of security products and solutions that keep people and assets safe and secure in the places they live, learn, work and connect. We create peace of mind by pioneering safety and security with a vision of enabling seamless access and a safer world. Seamless access allows authorized, automated and safe passage and movement through spaces and places in the most efficient and frictionless manner possible. Central to our vision is partnering and developing ecosystems to create a flawless experience and enable an uninterrupted and secure flow of people and assets. We offer an extensive and versatile portfolio of security and access control products and solutions across a range of market-leading brands. Our experts across the globe deliver high-quality security hardware, software, services and systems, and we use our deep expertise to serve as trusted partners to end-users who seek customized solutions to their security needs. Our 10 largest customers represented approximately 25% of our total Net revenues in 2023. No single customer represented 10% or more of our total Net revenues in 2023.

We are headquartered in Dublin, Ireland, with our North American corporate office in Carmel, Indiana. As of December 31, 2023, we had approximately 12,400 employees worldwide and have a global manufacturing footprint with 31 principal production and assembly facilities around the world. For the fiscal year ended December 31, 2023, we generated revenues of $3,650.8 million.

The principal executive office of Allegion plc is located at Block D, Iveagh Court, Harcourt Road, Dublin 2, D02 VH94, Ireland, telephone (317) 810-3700.

Allegion US Holding Company Inc.

Allegion US Holding Company Inc. (“ALLE Holdings”) is a corporation incorporated under the laws of the State of Delaware on August 5, 2013, and is a wholly owned subsidiary of Allegion plc. The principal executive office of ALLE Holdings is located at 11819 North Pennsylvania Street, Carmel, Indiana, 46032, telephone (317) 810-3700.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any such securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements.

Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on currently available information and our current assumptions, expectations and projections about future events. While we believe that our assumptions, expectations and projections are reasonable in view of the currently available information, you are cautioned not to place undue reliance on our forward-looking statements. You are advised to review any further disclosures we make on related subjects in materials we file with or furnish to the SEC. Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. They are subject to future events, risks and uncertainties—many of which are beyond our control—as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. We do not undertake to update any forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

•	ongoing macroeconomic challenges and continued economic instability;

•	increased prices and inflation;

•

volatility and uncertainty in the political, economic and regulatory environments in which we operate, including changes to trade agreements, sanctions, import and export regulations, custom duties and applicable tax regulations and interpretations, social and political unrest, instability, national and international conflict, terrorist acts and other geographical disputes and uncertainties;

•	the strength and stability of the institutional, commercial and residential construction and remodeling markets;

•	fluctuations in currency exchange rates;

•	potential impairment of our goodwill, indefinite-lived intangible assets and/or our long-lived assets;

•	instability in the U.S. and global capital and credit markets;

•	our ability to make scheduled debt payments or to refinance our debt obligations;

•	increased competition, including from technological developments;

•	the development, commercialization and acceptance of new products and services;

•	changes in customer and consumer preferences and our ability to maintain beneficial relationships with large customers;

•

our products or solutions failing to meet certification and specification requirements, being defective, causing property damage, bodily harm or injury, or otherwise falling short of customers’ needs and expectations;

•	our ability to identify and successfully complete and integrate acquisitions, including achieving their anticipated strategic and financial benefits;

•	business opportunities that diverge from our core business;

•	our ability to achieve the expected improvements or financial returns we expect from our strategic initiatives;

•	our ability to effectively manage and implement restructuring initiatives or other organizational changes;

•	global climate change or other unexpected events, including global health crises, such as COVID-19;

•	the proper functioning of our information technology and operational technology systems, including disruption or breaches of our information systems, such as cybersecurity attacks;

•	the failure of our third-party vendors to provide effective support for many of the critical elements of our global information and operational technology infrastructure;

•	our ability to recruit and retain a highly qualified and diverse workforce;

•	disruptions in our global supply chain, including product manufacturing and logistical services provided by our supplier partners;

•	our ability to effectively manage real or perceived issues related to product quality, safety, corporate social responsibility and other reputational matters;

•	our ability to protect our brand reputation and trademarks;

•	legal judgments, fines, penalties or settlements imposed against us or our assets as a result of legal proceedings, claims and disputes;

•	claims of infringement of intellectual property rights by third parties;

•	improper conduct by any of our employees, agents or business partners;

•	changes to, or changes in interpretations of, current laws and regulations;

•	uncertainty and inherent subjectivity related to transfer pricing regulations in the countries in which we operate;

•	changes in tax rates, the adoption of new tax legislation or exposure to additional tax liabilities; and

•	risks related to our incorporation in Ireland, including the possible effects on us of future legislation or adverse determinations by taxing authorities that could increase our tax burden.

These events, risks and uncertainties are further described in Part I, Item 1A of our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q in the section entitled “Risk Factors” and as may be included from time to time in our reports filed with the SEC. We caution you that the important factors referenced above may not contain all of the factors that are important to you.

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from sales of the securities for general corporate purposes, which may include, but is not limited to, funding for working capital, repayment of indebtedness, capital expenditures, repurchases of our capital stock and acquisitions.

DESCRIPTION OF THE DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities or guarantees of debt securities that we may offer and sell pursuant to this prospectus, or the guarantees in respect of debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of those debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q or a current report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and that report will be identified in the applicable prospectus supplement.

We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture among us, ALLE Holdings, the guarantors named therein, and (unless specified in the applicable supplemental indenture) U.S. Bank Trust Company, National Association, as trustee. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. We may use different trustees for different series of debt securities issued under the indenture. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

We have filed the indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. The indenture does not contain any provision that gives you protection in the event we issue a large amount of debt or we are acquired by another entity. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are Allegion plc and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior obligations and will rank equally in right of payment with all of our senior indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. Holders of subordinated debt securities should recognize that contractual provisions may prohibit us from making payments on those debt securities. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold. We may also issue debt securities with terms different from those of debt securities previously issued under the indenture or existing indentures.

The debt securities of each series will be issued in fully registered form without interest coupons, unless we specify otherwise in the applicable prospectus supplement. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series, payable at its stated maturity;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;

•	whether the debt securities rank as senior debt, subordinated debt or any combination thereof and the terms of any subordination;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provision or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation, and if other than by a board resolution or officer’s certificate, the manner in which any election by us to redeem any debt securities shall be evidenced;

•	if other than denominations of $1,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose, including for the purpose of making payment in the currency of the United States of America;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);

•

if other than by a board resolution, the manner in which any election by us or any of the guarantors to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us or the guarantors), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of those persons, the terms and conditions upon which those debt securities will be guaranteed and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if other than U.S. Bank Trust Company, National Association is to act as trustee for the debt securities of such series, the name and corporate trust office of such trustee;

•	any other terms of the debt securities of the series and the guarantees thereof (which may modify or delete any provision of the indenture, insofar as it applies to such series); and

•	the CUSIP and/or ISIN number(s) of the debt securities of the series.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business (or, if no business is conducted by the trustee at its corporate trust office on such date, at 5:00 p.m. New York City time on such date) on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which the trustee or banking institutions are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities of that series are payable.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.

Optional Redemption or Repurchase

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, and the securities are global securities, the securities to be redeemed will be selected in accordance with applicable DTC procedures. If the notes to be redeemed are not global securities, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed (provided that no representation will be made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the securities).

By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Additionally, we or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before sending of a notice of redemption of the debt security to be redeemed.

The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.

Subject to any applicable abandoned property law, all amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.

Guarantees

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by us or our direct and indirect subsidiaries which may guarantee the debt securities, including the terms of subordination, if any, of such guarantees.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us or our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person, provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert that security in accordance with its terms;

•	immediately after giving effect to that transaction, no default or event of default under the indenture has occurred and is continuing; and

•

the trustee receives from us an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and the supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us under the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for those purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason therefor and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series, which may be changed or eliminated with respect to any particular series, as specified in a supplemental indenture:

(1)

default in the payment of any installment of interest on any debt securities of that series, which continues for 60 days after becoming due (subject to the deferral of any interest payment in the case of an extension period);

(2)

default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)	default in the deposit of any sinking fund payment, which continues for 60 days after becoming due by the terms of any debt securities of that series;

(4)

default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(5)	we, pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a Custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of a petition in bankruptcy or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws); and the order or decree remains unstayed and in effect for 90 days; or

(7)	any other event of default provided with respect to debt securities of that series occurs as specified in a supplemental indenture.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee for that series by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon a declaration of this type, that principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee of that series or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by that acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any obligation of us, specifying each default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and that holder has given the trustee prior written notice of that continuing event of default with respect to the debt securities of that series;

(2)

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of that event of default;

(3)	the trustee has been offered security or indemnity satisfactory to it against its costs, expenses, fees and liabilities in complying with that request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of that notice, request and offer of security or indemnity; and

(5)	no direction inconsistent with that written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise those of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with that request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects in any material respect the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless that decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•

to add one or more guarantees or additional guarantors in respect of debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of debt securities and its obligations under the applicable indenture in accordance with the terms of such indenture;

•	to secure the debt securities pursuant to the covenants of the indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•

to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in definitive form, or to permit or facilitate the issuance of debt securities in uncertificated form;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities (and if such addition, change or elimination is to apply with respect to less than all debt securities of a series, stating that it is expressly being made to apply solely with respect to such debt securities within a series); provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of that supplemental indenture and entitled to the benefit of that provision nor (2) modify the rights of the holder of any debt security with respect to that provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•

to conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents to the description of such securities contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series to the extent that such description was intended to be a verbatim recitation of a provision in the indenture, such securities or any related guarantees or security documents as set forth in an officer’s certificate;

•	to cure any ambiguity, omission, defect or inconsistency, or to make any other provisions with respect to matters or questions arising under the indenture;

•

to add to or change any of the provisions of the indenture with respect to any debt securities that by their terms may be converted into securities or other property other than debt securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such debt securities;

•

to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided that compliance with the amended indenture would not cause debt securities to be transferred in violation of applicable securities law and that the amendment does not adversely affect the rights of holders of debt securities to transfer debt securities; or

•

to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect, as evidenced by an officer’s certificate.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount (including waivers obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) of the outstanding debt securities of a series to be affected under the indenture may, on behalf of the holders of all debt securities of that series, waive any past or existing default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal of or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any waiver, that default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon. A waiver of any past default and its consequences given by or on behalf of any holder of debt securities in connection with a purchase of, or tender or exchange offer for, such holder’s securities will not be rendered invalid by such purchase, tender or exchange.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest those funds in U.S. Treasury securities with a maturity of one year or less (but in no event later than the date the debt securities are due and payable) or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect legal defeasance or covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the written opinion of a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm delivered to the trustee, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and those participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Any notices required to be given to the holders while the debt securities are global securities will be given to DTC. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take that action, and that participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal or premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for those customers. These payments, however, will be the responsibility of those participants and indirect participants, and none of we, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of that portion of the aggregate principal amount of the debt securities as to which that participant or participants has or have given that direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

(2)	we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to that effect; or

(3)

an event of default with respect to the debt securities has occurred and is continuing, and DTC notifies the trustee and the registrar of its decision to exchange the global securities for definitive securities.

These certificated debt securities will be registered in the name or names as DTC instructs the trustee. It is expected that those instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold those interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture, the debt securities and any associated guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

U.S. Bank Trust Company, National Association is the trustee under the indenture (unless specified in the applicable supplemental indenture). As of the date of this prospectus, the corporate trust office of the trustee is located at Global Corporate Trust Services, 190 S. LaSalle Street, Chicago, IL 60603.

The trustee is permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest as defined in the Trust Indenture Act it must eliminate that conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF WARRANTS

The following description of warrants sets forth certain general terms and provisions of warrants. This summary does not contain all of the information that you may find useful. The particular terms of the warrants offered will be described in the prospectus supplement relating to those warrants. As used in this section only, “we”, “our” and “us” refers to Allegion plc.

General

We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select. Unless otherwise specified in the applicable prospectus supplement, the warrant agreements and the warrants will be governed by and construed in accordance with the law of the State of New York.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•

our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF ALLEGION PLC SHARE CAPITAL

The following description of Allegion plc’s share capital is a summary. This summary is not complete and is subject to the complete text of Allegion plc’s memorandum and articles of association previously filed with the Commission and to the Companies Act 2014 of Ireland (as amended) (the “Irish Companies Act”). The Irish Companies Act can be accessed online for free at http://www.irishstatutebook.ie or can be purchased in hardcopy format from the Irish Government Publications Office by calling +353 76 46 942 3100 or by e-mailing publications@opw.ie. We encourage you to read those laws and documents carefully.

There were 87,554,388 ordinary shares of Allegion plc outstanding as of February 14, 2024. There are no preferred shares outstanding.

Capital Structure

Authorized Share Capital. The authorized share capital of Allegion plc is €40,000 and $4,010,000, divided into 40,000 ordinary shares with a nominal value of €1.00 per share, 400,000,000 ordinary shares with a nominal value of $0.01 per share and 10,000,000 preferred shares with a nominal value of $0.001 per share.

Allegion plc may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association and subject to the maximum authorized by shareholders from time to time.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. The articles of association authorize the board of directors of Allegion plc to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of adoption of the amended and restated articles of association. The current authorization will expire 18 months from June 8, 2023 or at Allegion plc’s 2024 annual general meeting, whichever is earlier, unless previously renewed, varied or revoked. Allegion plc expects to propose the renewal of this authorization at its annual general meetings in subsequent years, which is the customary practice for listed Irish companies.

The authorized share capital may be increased or reduced by way of an ordinary resolution of Allegion plc’s shareholders but not below the number of shares then outstanding. The shares comprising the authorized share capital of Allegion plc may be divided into shares of such nominal value as the resolution prescribes.

The rights and restrictions to which the ordinary shares are subject are prescribed in Allegion plc’s articles of association. The articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by Allegion plc. Preferred shares may be preferred as to dividends, rights on a winding up or voting in such manner as the directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at Allegion plc’s option, and may be convertible into or exchangeable for shares of any other class or classes of Allegion plc, depending on the terms of such preferred shares.

Irish law does not recognize fractional shares held of record; accordingly, Allegion plc’s articles of association do not provide for the issuance of fractional shares of Allegion plc, and the official Irish share register of Allegion plc will not reflect any fractional shares.

Pre-emption Rights, Share Warrants and Share Options

Certain statutory pre-emption rights apply automatically in favor of Allegion plc’s shareholders where shares in Allegion plc are to be issued for cash. However, Allegion plc has disapplied these pre-emption rights in its articles of association as permitted under Irish company law. Irish law provides that this disapplication expires after five years unless renewed by a special resolution of the shareholders and the current authorization will expire 18 months from June 8, 2023 or at Allegion plc’s 2024 annual general meeting, whichever is earlier, unless previously renewed, varied or revoked. Allegion plc expects to propose the renewal of the waiver of pre-emptive authorization at its annual general meetings in subsequent years, which is the customary practice in Ireland for listed companies that elect to disapply statutory pre-emption rights. A special resolution requires not less than 75% of the votes cast by shareholders at a general meeting. If the disapplication is not renewed, shares issued for cash must be offered to pre-existing shareholders pro-rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in income and capital distributions).

The articles of association of Allegion plc provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Allegion plc is subject, the board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Under Irish law, the board of directors may issue shares upon exercise of validly issued warrants or options without shareholder approval or authorization.

Allegion plc is subject to the rules of the NYSE that require shareholder approval of certain equity compensation plans.

Dividends

Holders of ordinary shares at the record date will rank pari passu for dividends paid on the ordinary shares. Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of Allegion plc less accumulated realized losses. In addition, no distribution or dividend may be made unless Allegion plc’s net assets are equal to, or in excess of, the aggregate of its share capital which has been paid up or which is payable in the future plus undistributable reserves and the distribution does not reduce Allegion plc’s net assets below such aggregate. Undistributable reserves include a company’s undenominated capital and the amount by which Allegion plc’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Allegion plc’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Allegion plc has sufficient distributable reserves to fund a dividend must be made by reference to the “relevant financial statements” of Allegion plc. The “relevant financial statements” will be either the last set of Allegion plc’s unconsolidated annual audited financial statements or unaudited interim financial statements prepared in accordance with the Irish Companies Act and Generally Accepted Accounting Principles in Ireland, which give a “true and fair view” of Allegion plc’s unconsolidated financial position. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland). The most recent relevant financial statements of Allegion plc that have been filed with the Companies Registration Office, being its financial statements for the financial year ended December 31, 2023, show distributable reserves of approximately $3.9 billion as of December 31, 2023.

The mechanism as to who declares a dividend and when a dividend becomes payable is governed by the articles of association of Allegion plc. Allegion plc’s articles of association authorize the directors to declare such dividends as appear justified from the profits without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends declared by directors or shareholders may be paid in the form of assets, shares or cash.

The directors may deduct from any dividend payable to any shareholder all sums of money (if any) payable by such shareholder to Allegion plc in relation to the shares of Allegion plc.

The directors are also entitled to issue shares with preferred rights to participate in dividends declared by Allegion plc. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

For information about the Irish tax issues relating to dividend payments, please see “Material Tax Considerations—Irish Tax Considerations” below.

Share Repurchases and Redemptions

Overview

Article 3(d) of Allegion plc’s articles of association provide that any ordinary share that Allegion plc has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Allegion plc will technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions by Allegion plc.” If the articles of association of Allegion plc did not contain this provision, repurchases by Allegion plc would be subject to many of the same rules that apply to purchases of Allegion plc shares by subsidiaries described below under “—Purchases by Subsidiaries of Allegion plc,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back ordinary shares of Allegion plc, we are referring to the redemption of ordinary shares by Allegion plc pursuant to its articles of association or the purchase of ordinary shares of Allegion plc by one of its subsidiaries, in each case in accordance with Allegion plc’s articles of association and Irish company law as described below.

Repurchases and Redemptions by Allegion plc

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “—Dividends”) or the proceeds of a new issue of shares for that purpose. Irish law also provides that Allegion plc cannot redeem any of its shares if as a result of such redemption, the nominal value of its issued share capital which is not redeemable would be less than 10% of the nominal value of its total issued share capital. Shareholder approval will not be required to redeem Allegion plc ordinary shares pursuant to the articles of association.

The board of directors of Allegion plc will also be entitled to issue preferred shares which may be redeemed at either Allegion plc’s option or the option of the shareholder, depending on the terms of such preferred shares. For additional information on redeemable shares, see “—Capital Structure” above.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Allegion plc at any time must not exceed 10% of the nominal value of the issued share capital of Allegion plc. While Allegion plc holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by Allegion plc or re-issued subject to certain conditions.

Purchases by Subsidiaries of Allegion plc

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Allegion plc either on-market or off-market. A general authority of the shareholders of Allegion plc is required to allow a subsidiary of Allegion plc to make on-market purchases of Allegion plc shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase of Allegion plc shares by a subsidiary of Allegion plc is required. If we choose to repurchase shares through a subsidiary, we will seek such general authority, which would expire no later than 5 years after the date on which it was granted. In order for a subsidiary of Allegion plc to make an on-market purchase of Allegion plc shares, such shares must be purchased on a market that has been recognized for the purposes of section 1072 of the Irish Companies Act. The NYSE, on which shares of Allegion plc are listed, has been recognized for this purpose by Irish company law. For an off-market purchase by a subsidiary of Allegion plc, the proposed purchase contract must be authorized by special resolution of the shareholders of Allegion plc before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, from the date of the notice of general meeting at which the resolution is to be proposed, the purchase contract must be furnished to shareholders of Allegion plc on request or made available for inspection by shareholders at the registered office of Allegion plc and at the general meeting of shareholders itself.

The number of shares held by the subsidiaries of Allegion plc at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the company capital of Allegion plc. While a subsidiary holds shares of Allegion plc, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Allegion plc by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program

The board of directors of Allegion plc has authorized a program to repurchase up to $500 million of its ordinary shares. Based on market conditions, share repurchases will be made from time to time in the open market and in privately negotiated transactions at the discretion of management. The repurchase program does not have a prescribed expiration date. As of December 31, 2023, Allegion plc had approximately $460.0 million available under this repurchase program.

As noted above, because repurchases of Allegion plc shares by Allegion plc will technically be effected as a redemption of those shares pursuant to Article 3(d) of the articles of association, shareholder approval for such repurchases will not be required.

Bonus Shares

Under Allegion plc’s articles of association, the board of directors may resolve to capitalize any amount credited to any of Allegion plc’s reserve accounts or profit and loss account which is not available for distribution through the issuance of fully paid-up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under its articles of association, Allegion plc may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.

Reduction of Share Capital

Allegion plc may, by ordinary resolution, reduce its authorized share capital in any way. Allegion plc also may, by special resolution and subject to confirmation by the High Court of Ireland, reduce or cancel its company capital (which includes share premium) in any way. Under Irish law, distributable reserves, discussed above in “—Dividends”, can be created by way of a reduction of company capital, including a reduction of undenominated capital (which includes share premium).

General Meetings of Shareholders

Allegion plc is required to hold an annual general meeting at intervals of no more than fifteen months, provided that an annual general meeting is held in each calendar year following the first annual general meeting. Any annual general meeting may be held outside Ireland if Allegion plc makes arrangements to ensure that shareholders can participate in any such meeting by technological means without leaving Ireland. Because of the fifteen-month requirement described in this paragraph, Allegion plc’s articles of association include a provision reflecting this requirement of Irish law. At any general meeting, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board, or (b) by any member entitled to vote at such meeting who complies with the procedures set forth in the articles of association.

Extraordinary general meetings of Allegion plc may be convened by (i) the chairman of the board of directors, (ii) the board of directors, (iii) on the requisition of one or more shareholders holding not less than 10% of the paid-up share capital of Allegion plc carrying voting rights, (iv) on requisition of Allegion plc’s auditors upon their resignation, or (v) in certain limited circumstances, the High Court of Ireland. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.

Notice of a general meeting must be given to all of the shareholders of Allegion plc and to its auditors. The articles of association of Allegion plc provide that the maximum notice period is 60 days. Under Irish law, the minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of Allegion plc’s auditors and all of the shareholders of Allegion plc entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, Allegion plc’s articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened on the requisition of one or more shareholders of Allegion plc, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the statutory financial statements and the reports of the auditors and directors thereon, the review by the shareholders of the company’s affairs, the appointment or re-appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

If the directors become aware that the net assets of Allegion plc are half or less of the amount of Allegion plc’s share capital that has been paid up or which is payable in the future, the board of directors must convene an extraordinary general meeting of shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

Where a vote is to be taken at a general meeting, every shareholder has one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in Allegion plc’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in the manner prescribed by Allegion plc’s articles of association and the Irish Companies Act. The articles of association of Allegion plc authorize the board of directors to permit the appointment of proxies by the shareholders to be notified to Allegion plc electronically.

In accordance with the articles of association of Allegion plc, the directors of Allegion plc may from time to time cause Allegion plc to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares and shares of Allegion plc held by its subsidiaries will not be entitled to vote at general meetings of shareholders.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of shareholders present in person or by proxy at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes cast of shareholders present in person or by proxy at a general meeting. Examples of matters requiring special resolutions include:

•	amending the objects of Allegion plc (i.e., main purposes);

•	amending the memorandum of association and articles of association of Allegion plc;

•	approving the name change of Allegion plc;

•

authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or a person who is deemed to be “connected” to a director for the purposes of the Irish Companies Act;

•	disapplication of pre-emption rights on the issuance of new shares;

•	re-registration of Allegion plc from a public limited company to a private company;

•	variation of class rights attaching to classes of shares (where the articles of association do not provide otherwise);

•	purchasing Allegion plc shares off-market;

•	the reduction of company capital;

•	resolving that Allegion plc be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes;

•	setting the re-issue price of treasury shares; and

•	mergers with companies incorporated in Ireland or the European Economic Area (EEA) (each as described below).

Variation of Rights Attaching to a Class or Series of Shares

Variation of all or any special rights attached to any class or series of Allegion plc shares are addressed in the articles of association of Allegion plc, as well as the Irish Companies Act. Any variation of class rights attaching to Allegion plc issued shares must be approved by a special resolution of the shareholders of the class or series affected.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of Allegion plc shares entitling them to exercise a majority of the voting power constitutes a quorum for the conduct of business. No business may take place at a general meeting if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in Allegion plc’s articles of association. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Requirements for Advance Notification of Director Nominations and Proposals of Shareholders

Irish law and Allegion plc’s articles of association establish advance notice procedures with respect to shareholder proposals (including nomination of candidates for election as directors other than nominations made by or at the direction of Allegion plc’s board of directors or a committee of its board of directors).

Unanimous Shareholder Consent to Action Without Meeting

The Irish Companies Act provides that shareholders of Allegion plc may approve an ordinary or special resolution of shareholders without a meeting only if (a) all shareholders sign the written resolution, and (b) Allegion plc’s articles of association do not prevent written resolutions of shareholders. Allegion plc’s articles of association permit unanimous written resolutions of shareholders.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (1) receive a copy of the memorandum and articles of association; (2) inspect and obtain copies of the minutes of general meetings and resolutions of Allegion plc; (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Allegion plc; (4) receive copies of statutory financial statements and the directors’ and auditors’ reports thereon which have previously been sent to shareholders prior to an annual general meeting of Allegion plc; and (5) receive balance sheets of a subsidiary of Allegion plc that have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. Allegion plc’s auditors also have the right to inspect all accounting records of Allegion plc. The auditors’ report must be circulated to the shareholders 21 days before the annual general meeting, along with Allegion plc’s financial statements prepared in accordance with the Irish Companies Act, and must be laid before the shareholders at the annual general meeting.

Acquisitions and Appraisal Rights

There are a number of mechanisms for acquiring an Irish public limited company, including:

(a)

a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the High Court of Ireland and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

(b)

through a tender offer by a third party for all of the shares of Allegion plc. Where the holders of 80% or more of Allegion plc’s shares have accepted an offer by a bidder for their shares, the remaining shareholders may be statutorily required to also transfer their shares to such bidder. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If Allegion plc shares were listed on the official list of the Irish Stock Exchange (trading as Euronext Dublin) or another regulated stock exchange in the European Economic Area (EEA), this threshold would be increased to 90%; and

(c)

through a merger with an Irish incorporated company under the Irish Companies Act or with an EEA incorporated company under Directive (EU) 2017/1132 (as amended). In most circumstances, such mergers must be approved by a special resolution.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, Allegion plc’s articles of association provide that the affirmative vote of a majority of the votes cast by members at a general meeting in person or by proxy is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. However, under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 of Ireland (as amended) governing the merger of an Irish public company limited by shares, such as Allegion plc, and a company incorporated in another member state of the EEA, a shareholder (a) of the non-surviving company who voted against the special resolution approving the merger, or (b) of a non-surviving company in which 90% of the shares is held by the company that is the other party to the merger, has the right to request that the surviving company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

Under the Irish Companies Act, which governs the merger of Irish companies limited by shares, a shareholder of either of the merging companies who voted against the special resolution approving the merger, or any shareholder, other than the successor company, where the successor company held 90% or more of the voting shares in the transferor company, may, not later than 15 days after the shareholder meeting of the relevant merging company at which the merger was approved, request in writing that the successor company acquire his, her or its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Act, subject to certain limited exceptions, a shareholder must notify Allegion plc (but not the public at large) if as a result of a transaction, the shareholder will be interested in 3% or more of any class of Allegion plc shares carrying voting rights; or if as a result of a transaction, a shareholder who was interested in more than 3% of any class of Allegion plc shares carrying voting rights ceases to be so interested. Where a shareholder is interested in more than 3% of any class of Allegion plc shares carrying voting rights, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must also notify Allegion plc (but not the public at large). The relevant percentage figure is calculated by reference to the aggregate nominal value of the class of shares in which the shareholder is interested as a proportion of the entire nominal value of the issued shares of that class. Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures must be notified to Allegion plc within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any of Allegion plc shares concerned, held by such person, will be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, Allegion plc, under the Irish Companies Act, may by notice in writing require a person whom it knows or has reasonable cause to believe to be or, at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Allegion plc relevant share capital: (a) to indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in any class of Allegion plc shares carrying voting rights, to give such further information as may be required by Allegion plc, including particulars of such person’s own past or present interests in such class of Allegion plc shares. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Allegion plc on a person who is or was interested in any class of Allegion plc shares carrying voting rights and that person fails to give Allegion plc any information required within the reasonable time specified, Allegion plc may apply to the court for an order directing that the affected shares be subject to certain restrictions.

Under the Irish Companies Act, the restrictions that may be placed on the shares by the court are:

(a)	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, is void;

(b)	no voting rights are exercisable in respect of those shares;

(c)	no further shares may be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d)	no payment may be made of any sums due from us on those shares, whether in respect of capital or otherwise.

Where Allegion plc shares are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares will cease to be subject to these restrictions.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

Allegion plc’s articles of association provide that the affirmative vote of the holders of two-thirds of the shares then in issue of all classes of shares entitled to vote, considered for purposes of this provision as one class, is required for Allegion plc to engage in any “business combination” with any interested shareholder (generally, a 10% or greater shareholder), provided that the above vote requirement does not apply to:

•	any business combination with an interested shareholder that has been approved by the board of directors; or

•

any agreement for the amalgamation, merger or consolidation of any of Allegion plc’s subsidiaries with Allegion plc or with another of its subsidiaries if (1) the relevant provisions of Allegion plc’s articles of association will not be changed or otherwise affected by or by virtue of the amalgamation, merger or consolidation; and (2) the holders of greater than 50% of the voting power of Allegion plc or the subsidiary, as appropriate, immediately prior to the amalgamation, merger or consolidation continue to hold greater than 50% of the voting power of the amalgamated company immediately following the amalgamation, merger or consolidation.

Allegion plc’s articles of association provide that “business combination” means:

•

any amalgamation, merger or consolidation of Allegion plc or one of its subsidiaries with an interested shareholder or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an interested shareholder;

•

any transfer or other disposition to or with an interested shareholder or any affiliate or associate of an interested shareholder of all or any material part of Allegion plc’s assets or one of its subsidiaries; and

•

any issuance or transfer of our shares upon conversion of or in exchange for the securities or assets of any interested shareholder, or with any company that is, or would be after such merger or consolidation, an affiliate or associate of an interested shareholder.

Share Issuances

Subject to the Irish Takeover Rules described below, the board of directors has the power to cause Allegion plc to issue any of our authorized and unissued shares on such terms and conditions as the board of directors may determine (as described under “—Capital Structure” above) and any such action must be taken in Allegion plc’s best interests. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

Irish Takeover Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Allegion plc will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles. The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time and information to allow them to make an informed decision regarding the offer;

•

the board of directors of a company must act in the interests of the company as a whole and must not deny shareholders the opportunity to decide on the merits of an offer. If the board of directors of the target company advises the holders of securities as regards the offer, it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets (i.e., a market based on erroneous, imperfect or unequally disclosed information) in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can pay in full the consideration offered;

•

a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of directors of the target company must divert its attention to resist the offer; and

•

acquisitions of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and subject to adequate and timely disclosure. Specifically, the acquisition of 10% or more of the issued voting shares within a seven day period that would take a shareholders’ holding to or above 15% of the issued voting shares (but less than 30%) is prohibited, subject to certain exemptions.

Mandatory Bid. If an acquisition of shares or other securities were to increase the aggregate holding/entitlement of an acquirer and its concert parties to 30% or more of the voting rights of Allegion plc, the acquirer and, depending on the circumstances, its concert parties, would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares or other securities by a person holding (together with its concert parties) shares or other securities carrying between 30% and 50% of the voting rights of Allegion plc if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding or entitled to more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements. A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties has acquired Allegion plc shares within the period of three months prior to the commencement of the voluntary offer, the offer price must be not less than the highest price paid for that class of Allegion plc shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired (i) more than 10% of a class of Allegion plc shares during the period of 12 months prior to the commencement of the voluntary offer period, or (ii) Allegion plc shares the subject of the voluntary offer, at any time after the commencement of the voluntary offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per share of the same class of Allegion plc shares must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the voluntary offer and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total shares of a class of Allegion plc shares in the 12 month period prior to the commencement of the voluntary offer period if the Irish Takeover Panel, having regard to the General Principles, considers it just and proper to do so.

A voluntary offer period will generally commence on the date of the first announcement of the offer or proposed offer.

Under the Irish Takeover Rules, there is also a mandatory ‘put up or shut up’ regime pursuant to which any announcement by a company that commences an offer period must identify the potential bidder in talks with the company or from which an approach has been received. Bidders will have a period of 42 days following the announcement in which they are first identified to announce a firm intention to make an offer for the company or announce that they do not intend to make an offer, in which case the bidder will be restricted from making an offer for the company in the following 6 months.

Substantial Acquisition Rules. The Irish Takeover Rules also contain rules governing substantial acquisitions of shares that restrict the speed at which a person may increase his or her holding of voting shares and rights over voting shares to an aggregate of between 15% and 30% of the voting rights of Allegion plc. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights is prohibited if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Allegion plc and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such acquisitions.

Frustrating Action. Under the Irish Takeover Rules, Allegion plc’s board of directors is not permitted to take any action that might frustrate an offer for Allegion plc shares once the board of directors has received an approach that may lead to an offer, or has reason to believe an offer is imminent, except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business, or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer. Exceptions to this prohibition are available:

(a)	where the action is approved by the offeree at a general meeting; or

(b)	with the consent of the Irish Takeover Panel where:

(i)	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii)	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	such action is in accordance with a contract entered into prior to the announcement of the offer; or

(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, see above at “—Pre-emption Rights, Share Warrants and Share Options,” “—Disclosure of Interests in Shares,” “—Requirements for Advance

Notification of Director Nominations and Proposals of Shareholders” and “—Unanimous Shareholder Consent to Action Without Meeting,” in addition to “—Election of Directors” and “—Vacancies on the Board of Directors” below.

Corporate Governance

The articles of association of Allegion plc delegate the day-to-day management of Allegion plc to the board of directors. The board of directors may then delegate management to committees of the board of directors, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of Allegion plc’s affairs. Allegion plc currently has an Audit and Finance Committee, a Compensation and Human Capital Committee, and a Corporate Governance and Nominating Committee. Allegion plc has also adopted Corporate Governance Guidelines that provide the corporate governance framework for Allegion plc.

Election of Directors

The Irish Companies Act provides for a minimum of two directors for public limited companies, such as Allegion plc. Allegion plc’s articles of association provide for a minimum of two directors and a maximum of fifteen directors with the exact number of directors determined from time to time solely by the board of directors. The shareholders of Allegion plc may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by a special resolution amending the articles of association.

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders in uncontested elections and by the affirmative vote of a plurality of the votes of the shares present in person or represented by proxy in contested elections (a meeting where the number of director nominees exceeds the number of directors to be elected). In uncontested elections, any nominee for director who receives a majority of the votes cast is elected to the board of directors. In uncontested elections, the nominees receiving the most votes for the available seats are elected to the board of directors.

Director Nominations by Shareholders

Allegion plc’s articles of association contain advance notice requirements for shareholders to make director nominations at annual general meetings. Under Allegion plc’s articles of association, a shareholder must deliver to Allegion plc’s secretary a notice of such shareholder’s intent to make such nomination not later than 90 days in advance of the anniversary of the immediately preceding annual general meeting or if the date of the annual general meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual general meeting, not later than the close of business on the seventh day following the date on which notice of the annual general meeting is given to the shareholders of Allegion plc.

Each notice must contain certain information, including (i) the name and address of the shareholder who intends to make a nomination and of the person or persons to be nominated for election, (ii) a representation that the shareholder is a holder of record of shares of Allegion plc and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the shareholder and each nominee, (iv) such other information regarding each nominee proposed as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if such nominee had been nominated for election as a director by the board of directors, and (v) the consent of each nominee to serve as a director if so elected.

Vacancies on the Board of Directors

Allegion plc’s articles of association provide that the directors have the authority to appoint one or more directors to the board of directors, subject to the maximum number of directors allowed for in the articles of association. A vacancy caused by the removal of a director may be filled at the meeting at which the director is removed by resolution of shareholders. If not, it may be filled by the board of directors.

Any director so appointed will hold office until the next annual general meeting. During any vacancy on the board of directors, the remaining directors will have full power to act as the board of directors.

Removal of Directors

The Irish Companies Act provides that, notwithstanding anything contained in the articles of association of a company or in any agreement between that company and a director, the shareholders may by an ordinary resolution remove a director from office before the expiration of his or her term. Accordingly, shareholders of Allegion plc may by an ordinary resolution remove a director from office before the expiration of his or her term. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract), which the director may have against Allegion plc in respect of his or her removal.

Duration; Dissolution; Rights upon Liquidation

Allegion plc’s corporate existence has unlimited duration. Allegion plc may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, a special resolution of the shareholders is required (i.e., 75% of the votes cast, in person or by proxy, at a general meeting of shareholders). Allegion plc may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Allegion plc has failed to file certain returns. The Corporate Enforcement Agency of Ireland may also seek to have Allegion plc wound-up where the affairs of Allegion plc have been investigated by an inspector and it appears from the report or any information obtained by the Corporate Enforcement Agency of Ireland that Allegion plc should be wound-up.

The rights of the shareholders to a return of Allegion plc’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in Allegion plc’s articles of association or the terms of any preferred shares issued by the directors from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Allegion plc. If the articles of association contain no specific provisions in respect of a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Allegion plc’s articles of association provide that the ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Holders of ordinary shares of Allegion plc will not have the right to require Allegion plc to issue certificates for their shares. Allegion plc will only issue uncertificated ordinary shares.

Stock Exchange Listing

The Allegion plc ordinary shares are listed on the NYSE under the symbol “ALLE.”

No Sinking Fund

The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

All of our issued ordinary shares are duly and validly issued and fully paid.

Transfer and Registration of Shares

Allegion plc’s official share register will be maintained by its transfer agent or the transfer agent’s affiliates. Registration in this share register will be determinative of membership in Allegion plc. A shareholder of Allegion plc who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (e.g., Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee will not be registered in Allegion plc’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on Allegion plc’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Allegion plc’s official Irish share register.

Allegion plc currently intends to pay (or cause one of its affiliates to pay) stamp duty, if any, in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who will hold the acquired shares beneficially or directly or by a seller who holds shares beneficially to a buyer who will hold the acquired shares directly. In other cases, Allegion plc may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. Allegion plc’s articles of association provide that, in the event of any such payment, it (i) may seek reimbursement from the transferor or transferee (at Allegion plc’s discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at Allegion plc’s discretion), and (iii) will have a lien against shares of Allegion plc on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Allegion plc shares has been paid unless one or both of such parties is otherwise notified by Allegion plc.

Allegion plc’s articles of association delegate to the secretary, an assistant secretary and any other persons nominated by the secretary or assistant secretary the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of Allegion plc shares occurring through normal electronic systems, Allegion plc intends to regularly produce any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that Allegion plc notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with such transfer and that it will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Allegion plc for this purpose) or request that Allegion plc execute an instrument of transfer on behalf of the transferring party in a form determined by Allegion plc. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Allegion plc’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on Allegion plc’s official Irish share register (subject to the matters described below).

Under Irish law, the directors may decline to recognize any instrument of transfer unless (i) it is accompanied by such evidence as the directors may reasonably require to show the right of the transferor to make the transfer; (ii) it is in respect of one class of share only; and (iii) a fee of €10 or such lesser sum as the directors may from time to time require, is paid to the company. The articles of association of Allegion plc also provide that the board of directors may decline to register or recognize any instrument of transfer and if the directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged with Allegion plc, send the transferee notice of the refusal.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding a total of 30 days in each year, as the directors may from time to time determine.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of Allegion plc is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

The following description of preferred shares represented by depositary shares sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the form of deposit agreement and form of depositary receipts relating to each series of the preferred shares, which will be filed with the SEC promptly after the offering of that series of preferred shares. As used in this section only, “we”, “our” and “us” refers to Allegion plc.

General

We may elect to have preferred shares represented by depositary shares. The preferred shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the preferred shares (but only in whole preferred shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Unless otherwise specified in the applicable prospectus supplement, the depositary agreement, the depositary shares and the depositary receipts will be governed by and construed in accordance with the law of the State of New York.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions in respect of the preferred shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the preferred shares, the preferred share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred share depositary determines that it is not feasible to make such a distribution. In that case, the preferred share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred share depositary are required to withhold on account of taxes.

Conversion and Exchange

If any preferred share underlying the depositary shares is subject to provisions relating to its conversion or exchange, as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a preferred share held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any preferred shares underlying the depositary shares are entitled to vote, the preferred share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) may then instruct the preferred share depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying that holder’s depositary shares. The preferred share depositary will try to vote the number of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred share depositary deems necessary to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred share.

Record Date

Whenever

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred shares; or

•

the preferred share depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preferred share, the preferred share depositary will in each instance fix a record date (which will be the same as the record date for the preferred shares) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or

•

who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the preferred share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Preferred Share Depositary

We will pay all charges of the preferred share depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred share is entitled to vote, withdrawals of the preferred share by the holders of depositary receipts or redemption or conversion of the preferred share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

Miscellaneous

Neither we nor the preferred share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the preferred share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred share depositary and the successor depositary has not accepted its appointment within 60 days after the preferred share depositary delivered a resignation notice to us, the preferred share depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

The following description of share purchase contracts and share purchase units sets forth certain general terms and provisions of share purchase contracts and share purchase units. This summary does not contain all of the information that you may find useful. The particular terms of the share purchase contracts, the share purchase units and, if applicable, the prepaid securities will be described in the prospectus supplement relating to those securities. For more information, you should review the share purchase contracts, the collateral arrangements and any depositary arrangements relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, each of which will be filed with the SEC promptly after the offering of the securities. As used in this section only, “we”, “our” and “us” refers to Allegion plc.

We may issue share purchase contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of ordinary shares or preferred shares at a future date or dates. The price per share of ordinary share or preferred share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either

•	debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

securing the holder’s obligations to purchase the ordinary shares or preferred shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original share purchase contract.

Unless otherwise specified in the applicable prospectus supplement, the share purchase contracts, the share purchase units and the unit agreements pursuant to which the share purchase units will be issued will be governed by and construed in accordance with the law of the State of New York.

MATERIAL TAX CONSIDERATIONS

United States Federal Income Tax Considerations

The following is a summary of the material United States federal income tax consequences, as of the date of this document, of the ownership and disposition of our debt securities, ordinary shares, preferred shares, depositary shares or warrants by beneficial owners who are initial purchasers that hold the debt securities, shares or warrants as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Except where otherwise noted, this summary only addresses United States federal income tax consequences to holders that are “United States holders.” For purposes of this summary, you are a “United States holder” if you are, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Department of Treasury regulations (“Treasury regulations”) to be treated as a United States person.

For purposes of this summary, you are a “non-United States holder” if you are neither a United States holder nor a partnership (or other entity treated as a partnership for United States federal income tax purposes).

This summary is based on current law, which is subject to change, perhaps retroactively, is for general purposes only and should not be considered tax advice. A later change in law could alter significantly the tax considerations that we describe in this summary. This summary does not represent a detailed description of the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of the Medicare tax on net investment income, or of any state, local or non-United States tax laws or non-income tax (such as gift or estate tax). In addition, it does not present a description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a trader in securities that has elected to use a mark-to-market method of accounting for your securities holdings;

•	a financial institution;

•	an insurance company;

•	a mutual fund;

•	a pension plan;

•	a tax-exempt organization (including a private foundation);

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a person liable for alternative minimum tax;

•	a person holding debt securities, ordinary shares, preferred shares, depositary shares or warrants as part of a hedging, integrated or conversion transaction, constructive sale or straddle;

•	a person owning, actually or constructively, 10% or more of our shares (by vote or value) or 10% or more of the shares (by vote or value) of any of our non-United States subsidiaries;

•	a United States holder whose “functional currency” is not the United States dollar;

•	a United States expatriate;

•	investors subject to the U.S. “inversion” rules;

•

a person required to accelerate the recognition of any item of gross income with respect to debt securities, ordinary shares, preferred shares, depositary shares or warrants as a result of such income being recognized on an applicable financial statement;

•	a regulated investment company; or

•	a real estate investment trust.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our debt securities, ordinary shares, preferred shares, depositary shares or warrants, the tax treatment of a partner or member will generally depend upon the status and activities of the partner or member and the activities of the partnership. If you are a partner or member of a partnership holding our debt securities, ordinary shares, preferred shares, depositary shares or warrants, you should consult your tax advisor.

You should consult your own tax advisor concerning the particular United States federal income tax consequences to you of the ownership and disposition of debt securities, ordinary shares, preferred shares, depositary shares or warrants, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Consequences to United States Holders

Debt Securities

The discussion below assumes that all debt securities issued hereunder will be classified as debt for United States federal income tax purposes, and holders should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. This summary is not intended to include all of the possible types of debt securities that we may issue under this prospectus, including, for example, short-term debt securities, foreign currency debt securities, extendible, reset or renewable debt securities, securities providing for contingent payments, or debt securities that are convertible or exchangeable into our shares. We will describe any additional United States federal income tax consequences resulting from a specific issuance of debt securities in the applicable prospectus supplement.

Payment of Interest

Except as provided below, stated interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes. In addition to stated interest on a debt security (which includes any Irish tax withheld from the interest payments you receive), you will be required to include in income any additional amounts paid in respect of such Irish tax withheld. You may be entitled to deduct or credit this tax, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of your foreign taxes for a particular tax year). Such stated interest (including any additional amounts) and any OID (as defined below) on debt securities issued by Allegion plc will generally be treated as foreign source income and generally will be considered passive category income for foreign tax credit purposes. You will generally be denied a foreign tax credit for foreign taxes imposed with respect to a debt security where you do not meet a minimum holding period requirement during which you are not protected from risk of loss. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Original Issue Discount

If you own debt securities issued with original issue discount, which we refer to as “OID” (such debt securities, “discount debt securities”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income (as ordinary income) in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when we expect that a particular debt security will be a discount debt security.

A debt security generally will be issued with OID, if the difference between its issue price and its “stated redemption price at maturity” is equal to or more than a de minimis amount. Generally de minimis is defined as 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, and the “issue price” of each debt security in a particular offering is the first price at which a substantial amount of that particular offering is sold to the public. The stated redemption price at maturity of a debt security is the sum of all payments provided by the debt security other than “qualified stated interest” payments. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or at certain variable rates.

We will give you notice in the applicable prospectus supplement when we expect that a particular debt security will bear interest that is not qualified stated interest.

Discount debt securities containing provisions permitting them to be redeemed prior to their stated maturity at our option may be subject to rules that differ from the general OID rules discussed herein. If you are considering the purchase of discount debt securities with those features, you should carefully examine the section entitled “—Debt Securities Subject to Early Redemption” below and the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own discount debt securities with a maturity upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income if you are the initial holder of a discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period.

Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than payments of qualified stated interest. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than corporations and other exempt holders.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service. You should consult with your own tax advisors about this election.

Debt Securities Subject to Early Redemption

Debt securities subject to optional redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the note (which may affect whether the debt securities are treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem debt securities if the exercise of the option would reduce the yield on the debt securities. If such an option is not in fact exercised, the debt securities will be treated, solely for purposes of calculating OID and the timing of any such OID, as if it were redeemed and new debt securities were issued on the presumed exercise date for an amount equal to the debt securities’ “adjusted issue price” on such date.

Under the applicable Treasury regulations, if a debt security provides for a fixed rate of interest that increases over the term of the debt security, the debt security’s issue price is not below its stated principal amount and we have an option to redeem the debt security for an amount equal to the stated principal amount (plus accrued interest, if any) prior to the first date on which an increased rate of interest is in effect, the yield on the debt security will be lowered if we redeem the debt security before the initial increase in the interest rate, and therefore our redemption option will be treated as exercised. Since the debt security will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the debt security will not be treated as issued with OID. If a debt security is not treated as issued with OID and if, contrary to the presumption in the applicable Treasury regulations, we do not redeem the debt security before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that debt securities that are deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without OID.

It is unclear whether these rules apply to floating rate debt securities. Prospective holders of floating rate debt securities subject to early redemption should consult their tax advisors regarding the determination of whether the debt securities are issued with OID and the timing of the accrual of any such OID for U.S. federal income tax purposes.

Floating Rate Debt Securities

We may issue debt securities bearing interest at a floating rate (“floating rate debt securities”). If a floating rate debt security provides for stated interest at a floating rate that is either a single qualified floating rate or a single objective rate throughout the term and otherwise qualifies as a “variable rate debt instrument” under the Treasury regulations as described below, and if the interest on a floating rate debt security is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then the stated interest on the floating rate debt security will constitute qualified stated interest and will be taxed according to the holder’s regular method of tax accounting. A floating rate debt security will qualify as a “variable rate debt instrument” if:

•	its issue price does not exceed the total noncontingent principal payments due under the floating rate debt security by more than a specified de minimis amount; and

•	it provides for stated interest, paid or compounded at least annually, at current values of:

•	one or more “qualified floating rates”;

•	a single fixed rate and one or more “qualifying floating rates”;

•	a single “objective rate”; or

•	a single fixed rate and a “single objective rate” that is a qualified inverse floating rate.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the debt instrument (e.g., two or more qualified floating rates with values within 0.25% of each other as determined on the issue date for the debt instrument) will be treated as a single qualified floating rate.

Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such cap or floor is fixed throughout the term of the debt instrument. An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A “qualified inverse floating rate” is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a debt instrument provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date for the debt instrument is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

Special rules apply if a floating rate debt security provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and qualifies as a “variable rate debt instrument” and is originally issued at a discount (i.e., at a price below the floating rate debt security’s stated principal amount) in excess of a specified de minimis amount. In addition, if a floating rate debt security does not qualify as a “variable rate debt instrument,” then the floating rate debt security would be treated as a contingent payment debt obligation. The United States federal income tax treatment of floating rate debt securities that are issued with original issue discount or that are treated as contingent payment debt obligations may be more fully described in the applicable prospectus supplement.

Sale, Exchange and Retirement of Debt Securities

Your adjusted tax basis in a debt security will, in general, be your cost for that debt security, increased by OID that you previously included in income, and reduced by any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest, which will be treated as a payment of interest for United States federal income tax purposes), and the adjusted tax basis of the debt security. Such gain or loss generally will be capital gain or loss. With respect to debt securities issued by Allegion plc, that gain or loss will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a disposition of a debt security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting will apply to payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security paid to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

Ordinary Shares, Preferred Shares and Depositary Shares

The consequences of the purchase, ownership or disposition of our shares depend on a number of factors including:

•	the term of the shares;

•	any put or call or redemption provisions with respect to the shares;

•	any conversion or exchange features with respect to the shares; and

•	the price at which the shares are sold.

The United States federal income tax treatment of our shares may be more fully described in an applicable prospectus supplement, in which case you should carefully examine the applicable prospectus supplement regarding the material United States federal income tax consequences of the holding and disposition of our shares.

In general, for United States federal income tax purposes, United States holders of depositary shares will be treated as the owners of the underlying preferred shares that are represented by such depositary shares. Deposits or withdrawals of preferred shares by United States holders for depositary shares will not be subject to United States federal income tax.

Taxation of Dividends

The gross amount of distributions you receive on your ordinary shares, preferred shares or depositary shares (including any amounts withheld to reflect Irish withholding tax), will generally be treated as dividend income to you if the distributions are made from Allegion plc’s current or accumulated earnings and profits, calculated according to United States federal income tax principles. Such income (including withheld taxes) will be includible in your gross income as ordinary income on the day you actually or constructively receive it. You will not be entitled to claim a dividends received deduction with respect to distributions you receive from Allegion plc.

With respect to non-corporate United States investors, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the current income tax treaty between the United States and Ireland meets these requirements, and Allegion plc believes it is eligible for the benefits of that treaty. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that Allegion plc’s ordinary shares, which are listed on the NYSE, are readily tradable on an established securities market in the United States. There can be no assurance, however, that Allegion plc’s preferred shares or depositary shares will be considered readily tradable on an established securities market in the United States or that Allegion plc’s ordinary shares will be so considered in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code, will not be eligible for the reduced rates of taxation regardless of Allegion plc’s status as a qualified foreign corporation. In addition, the reduced rate will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Subject to certain conditions and limitations, Irish withholding taxes on dividends may be treated as foreign taxes eligible for credit against a United States holder’s United States federal income tax liability. As discussed further below, for purposes of calculating the foreign tax credit, only a portion of the distributions paid on Allegion plc’s ordinary shares, preferred shares or depositary shares that are treated as dividends for United States federal income tax purposes are expected to be treated as income from sources outside the United States. Consequently, if any Irish withholding tax is imposed on a dividend, a United States holder would generally not be able to use the foreign tax credit with respect to the full amount of the tax unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes. Any dividends would generally constitute passive category income for foreign tax credit purposes. Further, in certain circumstances, if a United States holder:

•	has held Allegion plc’s ordinary shares, preferred shares or depositary shares for less than a specified minimum period during which such holder is not protected from risk of loss, or

•	is obligated to make payments related to the dividends,

such United States holder will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on such shares. The rules governing the foreign tax credit are complex. United States holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

To the extent that the amount of any distribution exceeds Allegion plc’s current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in your adjusted basis in the ordinary shares, preferred shares or depositary shares, thereby increasing the amount of gain, or decreasing the amount of loss, you will recognize on a subsequent disposition of the shares, and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange. Consequently, such distributions in excess of Allegion plc’s current and accumulated earnings and profits would generally not give rise to foreign source income and a United States holder would generally not be able to use the foreign tax credit arising from any Irish withholding tax imposed on such distributions unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes.

If, for United States federal income tax purposes, Allegion plc is classified as a “United States-owned foreign corporation,” distributions made to you with respect to your ordinary shares, preferred shares or depositary shares that are taxable as dividends generally will be treated for United States foreign tax credit purposes as (1) foreign source income and (2) United States source income, in proportion to Allegion plc’s earnings and profits in the year of such distribution allocable to foreign and United States sources, respectively. For this purpose, Allegion plc will be treated as a United States-owned foreign corporation so long as shares representing 50% or more of the voting power or value of Allegion plc’s shares are owned, directly or indirectly, by United States persons, and it is Allegion plc’s belief that as of the date of this prospectus, United States persons own 50% or more of the voting power and value of Allegion plc’s ordinary shares. Thus, it is anticipated that only a portion of the dividends received by a United States holder will be treated as foreign source income for purposes of calculating such holder’s foreign tax credit limitation.

Preferred Shares Redemption Premium

Under Section 305(c) of the Code and the applicable regulations thereunder, if in certain circumstances the redemption price of the preferred shares exceeds the issue price by more than a de minimis amount, the difference—which we refer to as “redemption premium”—will be taxable as a constructive distribution to you over time of additional preferred shares. These constructive distributions would be treated first as a dividend to the extent of Allegion plc’s current and accumulated earnings and profits and otherwise would be subject to the treatment described above for distributions not paid out of current and accumulated earnings and profits. If the preferred shares provide for optional rights of redemption by Allegion plc at prices in excess of the issue price, you could be required to recognize such excess if, based on all of the facts and circumstances, the optional redemptions are more likely than not to occur. Applicable regulations provide a “safe harbor” under which a right to redeem will not be treated as more likely than not to occur if (1) you are not related to Allegion plc within the meaning of the regulations; (2) there are no plans, arrangements, or agreements that effectively require or are intended to compel Allegion plc to redeem the shares and (3) exercise of the right to redeem would not reduce the yield of the shares, as determined under the regulations. Regardless of whether the optional redemptions are more likely than not to occur, constructive dividend treatment will not result if the redemption premium does not exceed a de minimis amount or is in the nature of a penalty for premature redemption. You should also consult the applicable prospectus supplement for information regarding any additional consequences under Section 305(c) in light of the particular terms of an issuance of preferred shares.

Disposition of the Ordinary Shares, Preferred Shares or Depositary Shares

Subject to the redemption rules discussed below, when you sell or otherwise dispose of your ordinary shares, preferred shares or depositary shares you will recognize capital gain or loss in an amount equal to the difference between the amount you realize for the shares and your adjusted tax basis in them. In general, your adjusted tax basis in the ordinary shares will be your cost of obtaining the shares reduced by any previous distributions that are not characterized as dividends. In general, your adjusted tax basis in the preferred shares or depositary shares will be your cost of obtaining those shares increased by any redemption premium previously included in income by you and reduced by any previous distributions that are not characterized as dividends. For foreign tax credit limitation purposes, such gain or loss will generally be treated as United States source gain or loss. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a disposition of an ordinary share, preferred share or depositary share unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. If you are an individual, and the shares being sold or otherwise disposed of have been held for more than one year, your gain recognized will be eligible for reduced rates of taxation. Your ability to deduct capital losses is subject to limitations. A redemption of our ordinary shares, preferred shares or depositary shares may be treated, depending upon the circumstances, as a sale or a dividend. You should consult your tax advisor regarding the application of these rules to your particular circumstances.

Passive Foreign Investment Company

Allegion plc does not believe that it is, for United States federal tax purposes, a passive foreign investment company (a “PFIC”) and expects to continue its operations in such a manner that it will not become a PFIC. If, however, Allegion plc is or becomes a PFIC, you could be subject to additional federal income taxes on gain recognized with respect to the ordinary shares, preferred shares or depositary shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred by you under the PFIC rules. Non-corporate United States holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

You should consult your own tax advisors concerning the United States federal income tax consequences of holding Allegion plc’s ordinary shares, preferred shares, depositary shares or warrants if Allegion plc is considered a PFIC in any taxable year, including the advisability and availability of making certain elections that may alleviate the tax consequences referred to above.

Information Reporting and Backup Withholding

In general, unless you are an exempt recipient such as a corporation, information reporting will apply to dividends in respect of the ordinary shares, preferred shares or depositary shares or the proceeds received on the sale, exchange, or redemption of the ordinary shares, preferred shares, depositary shares or warrants paid to you within the United States and, in some cases, outside of the United States. Additionally, if you fail to provide your taxpayer identification number, or fail either to report in full dividend and interest income or to make certain certifications, you may be subject to backup withholding with respect to such payments. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

Warrants

You will generally not recognize any gain or loss upon the exercise of warrants to purchase Allegion plc’s ordinary shares or preferred shares except with respect to cash received in lieu of a fractional ordinary share or preferred share. You will have an initial tax basis in the ordinary shares or preferred shares received on exercise of the warrants equal to the sum of your tax basis in the warrants and the aggregate cash exercise price paid in respect of such exercise less any basis attributable to the receipt of fractional shares. Your holding period in the ordinary shares or preferred shares received on exercise of the warrants will commence on the date after the warrants are exercised.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your tax basis in the warrant. Such loss will be a long-term capital loss if the warrant has been held for more than one year. Upon the sale or exchange of a warrant, you will generally recognize a capital gain or loss equal to the difference, if any, between the amount realized on such sale or exchange and your tax basis in such warrant. Any capital gain or loss you recognize in connection with the lapse, sale or exchange of a warrant will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a sale or exchange of a warrant unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Under Section 305 of the Code, you may be deemed to have received a constructive distribution from Allegion plc, which may result in the inclusion of ordinary dividend income, in the event of certain adjustments, or the failure to make certain adjustments, to the number of ordinary shares or preferred shares to be issued upon exercise of a warrant.

If a decision is made to issue warrants exercisable into securities other than Allegion plc’s ordinary shares or preferred shares or that provide for a cashless exercise, we will discuss the relevant income tax consequences in the applicable prospectus supplement. We urge you to consult your own tax advisor with respect to the U.S. federal income tax consequences of the warrants in light of your particular circumstances.

Share Purchase Contracts and Share Purchase Units

If we decide to issue share purchase contracts or share purchase units, we will discuss the relevant income tax consequences in the applicable prospectus supplement. We urge you to consult your own tax advisor with respect to the U.S. federal income tax consequences of the purchase contracts or share purchase units in light of your particular circumstances.

Treatment of Certain Irish Taxes

Any stamp duty or Irish capital acquisitions tax imposed on a United States holder as described below under the heading “Irish Tax Considerations” will not be creditable against United States federal income taxes, although a United States holder may be entitled to deduct such taxes, subject to applicable limitations under the Code. United States holders should consult their tax advisors regarding the tax treatment of these Irish taxes.

Consequences to Non-United States Holders

The following is a summary of certain United States federal income and federal withholding tax consequences that will apply to you if you are a non-United States holder of our debt securities, ordinary shares, preferred shares, depositary shares or warrants.

United States Federal Withholding Tax

Subject to the discussions below concerning backup withholding and FATCA, under the “portfolio interest” rule, United States federal withholding tax will not apply to any payment of interest (which for purposes of this discussion of non-United States holders includes OID) on a debt security that is issued by ALLE Holdings and is in registered form, provided that:

•	interest paid on the debt security is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury regulations;

•	you are not a controlled foreign corporation that is actually or constructively related to us through stock ownership;

•	you are not a bank whose receipt of interest on a debt security is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the Treasury regulations thereunder; and

•

either (a) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person or (b) you hold your debt securities through certain financial intermediaries and satisfy the certification requirements of applicable Treasury regulations. Special certification rules apply to non-United States holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements of the “portfolio interest” rule described above, payments of interest on such a debt security made to you will be subject to a 30% United States federal withholding tax unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt security is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “United States Federal Income Tax”). Alternative documentation may be applicable in certain situations. The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a debt security.

United States Federal Income Tax

Subject to the discussions of backup withholding and FATCA below, under current United States federal income tax law, interest payments on debt securities, or dividends paid on our shares, that are received by a non-United States holder generally will be exempt from United States federal income tax. However, you may still be subject to United States federal income tax on interest payments or dividends you receive if you are engaged in a trade or business in the United States and interest on the debt securities or dividends on ordinary shares, preferred shares or depositary shares, in each case, are effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment).

In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your effectively connected earnings and profits for the taxable year, subject to adjustments.

Subject to the discussions of backup withholding and FATCA below, you will generally not be subject to United States federal income tax or any gain realized on the disposition of debt securities or ordinary shares, preferred shares, depositary shares or warrants unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding

In general, subject to the next sentence, information reporting and backup withholding will not apply to payments of interest or dividends that we make to you, although you may have to comply with certain certification requirements to establish that you are not a United States person. Information reporting will, however, generally apply to interest payments on debt securities issued by ALLE Holdings, regardless of whether you comply with such requirements.

Payment of the proceeds from the disposition of debt securities, ordinary shares, preferred shares, depositary shares or warrants effected at a United States office of a broker generally will not be subject to information reporting or backup withholding if the payor or broker does not have actual knowledge or reason to know that you are a United States person and you comply with certain certification requirements to establish that you are not a United States person.

Payment of the proceeds from the disposition of debt securities, ordinary shares, preferred shares, depositary shares or warrants effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding provided that such broker is not for United States federal income tax purposes (1) a United States person, (2) a controlled foreign corporation, (3) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (4) a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States. If you receive payments of such amounts outside the United States from a foreign office of a broker described in the preceding sentence, the payment will not be subject to backup withholding tax, but will be subject to information reporting requirements unless (1) you are the beneficial owner and the broker has documentary evidence in its records that you are not a United States person and certain other conditions are met or (2) you otherwise establish an exemption, and provided that the broker does not have actual knowledge or reason to know that you are a United States person.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-United States financial institutions and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on payments (including interest in respect of debt securities and gross proceeds from their sale, exchange or retirement) on a debt security issued by ALLE Holdings paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the United States Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders.

However, proposed Treasury regulations provide for the elimination of the 30% withholding tax on payments of gross proceeds from the sale, exchange or other disposition of debt instruments. In the preamble to the proposed regulations, the Internal Revenue Service provided that taxpayers may rely upon the proposed Treasury regulations until the issuance of final Treasury regulations. Further, the United States has entered into (and may enter into more) intergovernmental agreements (“IGAs”) with foreign governments relating to the implementation of, and information sharing under, FATCA and such IGAs may alter one or more of the FATCA information reporting rules.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in any debt securities issued by ALLE Holdings.

Irish Tax Considerations

The following is a summary of the principal Irish tax consequences for individuals and companies of ownership of debt securities and ordinary shares issued by Allegion plc based on the laws and practice of the Irish Revenue Commissioners currently in force in Ireland and on discussions and correspondence with the Irish Revenue Commissioners. Legislative, administrative or judicial changes may modify the tax consequences described below. It deals with holders who beneficially own their debt securities or ordinary shares as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding debt securities or ordinary shares, such as dealers in securities, trusts, insurance companies, collective investment schemes and individuals who have or may be deemed to have acquired their debt securities or ordinary shares by virtue of an office or employment. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the debt securities or ordinary shares should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the debt securities or ordinary shares and the receipt of interest or dividends thereon under the laws of their country of residence, citizenship or domicile.

Taxation Of Holders Of Debt Securities

Withholding Tax

In general, tax at the standard rate of income tax (currently 20 percent), is required to be withheld from payments of Irish source interest which should include interest payable on the debt securities issued by Irish incorporated or Irish tax-resident entities. No such entity will be obliged to make a withholding or deduction for or on account of Irish income tax from a payment of interest on a debt security so long as the relevant debt security is a quoted Eurobond, namely a security which is issued by a company (such as Allegion plc), is listed on a recognized stock exchange (such as the New York Stock Exchange) and carries a right to interest. Provided that the debt securities issued by Irish incorporated or Irish tax-resident entities are interest bearing and are listed on a recognized stock exchange, interest paid on them can be paid free of withholding tax provided:

•	the person by or through whom the payment is made is not in Ireland; or

•	the payment is made by or through a person in Ireland and either:

•	the debt security is held in a clearing system recognized by the Irish Revenue Commissioners (DTC, Euroclear and Clearstream, Luxembourg are, amongst others, so recognized); or

•

the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to a relevant person (such as a paying agent located in Ireland) in the prescribed form.

Thus, so long as the debt securities continue to be quoted on a recognized stock exchange and are held in a recognized clearing system, interest on the debt securities can be paid by any paying agent acting on behalf of Irish incorporated or Irish tax-resident entities without any withholding or deduction for or on account of Irish income tax. If the debt securities continue to be quoted but cease to be held in a recognized clearing system, interest on the debt securities may be paid without any withholding or deduction for or on account of Irish income tax provided such payment is made through a paying agent outside Ireland.

Encashment Tax

In certain circumstances, Irish tax will be required to be withheld at a rate of 25 percent from interest on any debt security, where such interest is collected or realized by a bank or encashment agent in Ireland on behalf of any holder. There is an exemption from encashment tax where (i) the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank or (ii) the beneficial owner of the interest is a company which is within the charge to Irish corporation tax in respect of the interest.

Income Tax and Levies

Notwithstanding that a holder may receive interest on the debt securities free of withholding tax, the holder may still be liable to pay Irish tax with respect to such interest. Holders resident or ordinarily resident in Ireland who are individuals may be liable to pay Irish income tax, social insurance (PRSI) contributions, and the universal social charge in respect of interest they receive on the debt securities.

Interest paid on the debt securities has an Irish source and therefore is within the charge to Irish income tax. In the case of holders who are non-resident individuals such holders may also be liable to pay the universal social charge in respect of interest they receive on the debt securities.

Ireland operates a self-assessment system in respect of tax and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

There are a number of exemptions from Irish income tax available to certain non-residents. Firstly, interest payments made by an Irish resident entity in the ordinary course of its business are exempt from income tax provided the recipient is not resident in Ireland and is a company resident in a relevant territory (being a Member State of the European Union (other than Ireland) or a country with which Ireland has signed a double tax treaty (“Relevant Territory”)) which imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory or, where the interest is exempted from the charge to Irish income tax under the terms of a double tax agreement which is either in force or which will come into force once all ratification procedures have been completed. Secondly, interest paid by an Irish tax-resident or Irish incorporated entity free of withholding tax under the quoted Eurobond exemption is exempt from income tax, where the recipient is a person not resident in Ireland and resident in a Relevant Territory. For these purposes, residence is determined under the terms of the relevant double tax treaty or in any other case, the law of the country in which the recipient claims to be resident. Interest falling within either of the above exemptions is also exempt from the universal social charge.

Notwithstanding these exemptions from income tax, a corporate recipient that carries on a trade in Ireland through a branch or agency in respect of which the debt securities are held or attributed, may have a liability to Irish corporation tax on the interest.

Relief from Irish income tax may also be available under the specific provisions of a double tax treaty between Ireland and the country of residence of the recipient.

Interest on the debt securities which does not fall within the above exemptions is within the charge to income tax, and, in the case of holders of the debt securities who are individuals, is subject to the universal social charge. In the past the Irish Revenue Commissioners have not pursued liability to income tax in respect of persons who are not regarded as being resident in Ireland except where such persons have a taxable presence of some sort in Ireland or seek to claim any relief or repayment in respect of Irish tax. However, there can be no assurance that the Irish Revenue Commissioners will apply this treatment in the case of any holder.

Capital Gains Tax

A holder of debt securities will not be subject to Irish tax on capital gains on a disposal of debt securities unless such holder is either resident or ordinarily resident in Ireland or carries on a trade or business in Ireland through a branch or agency in respect of which the debt securities were used or held.

Capital Acquisitions Tax

A gift or inheritance of debt securities will be within the charge to capital acquisitions tax (which subject to available exemptions and reliefs will be levied at 33 percent) if either (i) the disposer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disposer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the debt securities are regarded as property situate in Ireland (i.e. if the debt securities are physically located in Ireland or if the register of the debt securities is maintained in Ireland).

Stamp Duty

The issue of debt securities will not give rise to a charge to Irish stamp duty.

The transfer for cash of debt securities issued by a corporation that is not Irish incorporated will not generally give rise to stamp duty.

The transfer of debt securities will not give rise to a charge to stamp duty where the debt securities meet all of the following conditions:

•	they do not carry a right of conversion into stocks or marketable securities (other than loan capital) of a company having a register in Ireland or into loan capital having such a right;

•	they do not carry rights of the same kind as shares in the capital of a company, including rights such as voting right, a share in the profits or a share in the surplus on liquidation;

•	they are not issued for a price which is less than 90 percent of their nominal value; and

•

they do not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices (based wholly or partly and directly or indirectly on stocks or marketable securities) specified in any instrument or other document relating to loan capital.

The transfer of debt securities solely by way of delivery will not give rise to a charge to stamp duty.

Where no exemption applies, the transfer of debt securities will give rise to a charge to Irish stamp duty at the rate of one percent of the higher of the market value or the consideration paid.

Taxation Of Payments Under The Guarantee

Payments in the nature of interest, by any Irish incorporated or Irish tax-resident entity, under the guarantee may be liable to Irish tax. No such entity will be obliged to make any deduction or withholding for or on account of Irish tax provided that (i) the beneficial owner of such payment is, by virtue of the law of a Relevant Territory, resident for the purposes of tax in a Relevant Territory which imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory or, where the interest is exempted from the charge to Irish income tax under the terms of a double tax agreement which is either in force or which will come into force once all ratification procedures have been completed, and (ii) such beneficial owner does not receive any payment under the guarantee in connection with a trade or business which is carried on by such person through a branch or agency in Ireland.

Taxation Of Holders Of Ordinary Shares

Withholding Tax on Dividends

Distributions made by Allegion plc will generally be subject to dividend withholding tax (“DWT”) at a rate of 25 percent unless one of the exemptions described below applies. For DWT purposes, a dividend includes any distribution made by Allegion plc to its shareholders, including cash dividends, non-cash dividends and additional stock or units taken in lieu of a cash dividend. Allegion plc is responsible for withholding DWT at source and forwarding the relevant payment to the Irish Revenue Commissioners.

In particular, a non-Irish resident shareholder will not be subject to DWT on dividends received from Allegion plc if the shareholder is:

•	an individual shareholder resident for tax purposes in a Relevant Territory, and the individual is neither resident nor ordinarily resident in Ireland;

•	a corporate shareholder that is not resident for tax purposes in Ireland and which is ultimately controlled, directly or indirectly, by persons resident in a Relevant Territory;

•

a corporate shareholder resident for tax purposes in a Relevant Territory provided that the corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•

a corporate shareholder that is not resident for tax purposes in Ireland and whose principal class of shares (or those of its 75 percent parent) is substantially and regularly traded on a recognized stock exchange either in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•

a corporate shareholder that is not resident for tax purposes in Ireland and is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance, and provided that, in all cases noted above but subject to the matters described below, the shareholder has provided the appropriate forms to his or her broker (in the case of shares held beneficially) or to Allegion plc’s transfer agent (in the case of shares held directly).

If any shareholder who is exempt from withholding receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

In addition to the exemptions described above, certain categories of shareholder will be exempt from DWT provided that they meet the conditions set out below. It is worth noting that Allegion plc has an agreement in place with the Bank of New York Mellon Corporation (“BNY Mellon”) (which is recognized by the Irish Revenue Commissioners as a “qualifying intermediary”) which satisfies one of the Irish requirements for dividends to be paid free of DWT to certain shareholders who hold their shares through DTC, as described below. The agreement generally provides for certain arrangements relating to cash distributions in respect of those shares of Allegion plc (the “Deposited Securities”) that are held through DTC. The agreement provides that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution to be made to holders of the Deposited Securities, after Allegion plc delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

Allegion plc will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required Irish dividend withholding tax forms, as described below. Shareholders who are required to file Irish forms in order to receive their dividends free of DWT should note that such forms are valid for five years and new forms must be filed before the expiration of that period in order to continue to enable them to receive dividends without DWT. Links to the various Irish Revenue forms are available at http://www.revenue.ie/en/tax/dwt/forms/index.html.

Shares Held by U.S. Resident Shareholders

Dividends paid on Allegion plc’s shares that are owned by residents of the U.S. and held beneficially will not be subject to DWT provided that the address of the beneficial owner of the shares in the records of the broker is in the U.S.

Dividends paid on Allegion plc’s shares that are owned by residents of the U.S. and held directly will not be subject to DWT provided that the shareholder has provided a valid Irish dividend withholding tax form to Allegion plc’s transfer agent.

If any shareholder who is resident in the U.S. receives a dividend subject to DWT, he or she should generally be able to make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Shares Held by Residents of Relevant Territories Other Than the U.S.

All shareholders who are residents of Relevant Territories other than the U.S. must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends without DWT. Such forms are valid for five years.

If any shareholder who is resident in a Relevant Territory receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Please note that this exemption from DWT does not apply to a shareholder (other than a body corporate) that is resident or ordinarily resident in Ireland or to a body corporate that is under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland.

However, it may be possible for such a shareholder to rely on a double tax treaty to limit the applicable DWT.

Shares Held by Residents of Ireland

Most Irish tax resident or ordinarily resident shareholders will be subject to DWT in respect of dividend payments on their shares.

Shareholders that are residents of Ireland but are entitled to receive dividends without DWT must complete the appropriate Irish forms and provide them to their brokers (in the case of shares held beneficially), or to Allegion plc’s transfer agent (in the case of shares held directly). Such forms are valid for five years.

Shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisor.

Timing

In all cases, shareholders must ensure that they have provided the appropriate U.S. forms or Irish dividend withholding tax forms to their brokers (so that such brokers can further transmit the relevant information to Allegion plc’s qualifying intermediary) before the record date for the next dividend payment to which they are entitled (in the case of shares held beneficially), or to Allegion plc’s transfer agent at least 7 business days before such record date (in the case of shares held directly). Allegion plc strongly recommends that shareholders complete the appropriate forms and provide them to their brokers or to Allegion plc’s transfer agent, as the case may be, as soon as possible.

Income Tax on Dividends Paid on Allegion plc Shares

Irish income tax can arise in respect of dividends paid by Irish resident companies.

A shareholder who is not resident or ordinarily resident in Ireland and who is entitled to an exemption from DWT, generally has no liability to Irish income tax levies on a dividend from Allegion plc unless he or she holds his or her Company shares through a branch or agency in Ireland through which a trade is carried on.

A shareholder who is not resident or ordinarily resident in Ireland and who is not entitled to an exemption from DWT generally has no additional Irish income tax liability unless he or she holds his or her shares through a branch or agency in Ireland through which a trade is carried on. The DWT deducted by Allegion plc discharges such liability to Irish income tax provided that the shareholder furnishes the statement of DWT imposed to the Irish Revenue Commissioners.

Irish resident or ordinarily resident shareholders may be subject to Irish tax on dividends received from Allegion plc. Such shareholders should consult their own tax advisor.

Irish Tax on Chargeable Gains

Holders of shares in Allegion plc who are not resident nor, in the case of individuals, ordinarily resident for tax purposes in Ireland should not be liable for Irish tax on chargeable gains realized on a subsequent disposal of their shares unless such shares are used, held or acquired for the purposes of a trade or business carried on by such holder in Ireland through a branch or agency.

Capital Acquisitions Tax

Irish capital acquisitions tax (“CAT”) comprises principally of gift tax and inheritance tax. CAT could apply to a gift or inheritance of shares in Allegion plc irrespective of the place of residence, ordinary residence or domicile of the parties. This is because the shares in Allegion plc are regarded as property situate in Ireland as Allegion plc is incorporated in Ireland and the share register of Allegion plc must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 33 percent above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT.

Stamp Duty

A transfer of shares in Allegion plc by a seller who holds shares beneficially to a buyer who holds the acquired shares beneficially will not be subject to Irish stamp duty (unless the transfer involves a change in the nominee that is the record holder of the transferred shares).

A transfer of shares in Allegion plc by a seller who holds shares directly to any buyer, or by a seller who holds the shares beneficially to a buyer who holds the acquired shares directly, may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher). Stamp duty is a liability of the buyer or transferee.

A shareholder who holds shares in Allegion plc directly may transfer those shares into his or her own broker account to hold them beneficially (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares. In order to benefit from this exemption from stamp duty, the seller must confirm to Allegion plc that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Because of the potential Irish stamp duty on transfers of shares in Allegion plc, Allegion plc strongly recommends that all directly registered shareholders open broker accounts so they can transfer their shares into a broker account, so that their shares are held beneficially, as soon as possible.

Allegion plc currently intends to pay (or cause one of its affiliates to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases, Allegion plc may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. Allegion plc’s articles of association provide that, in the event of any such payment, Allegion plc (i) may seek reimbursement from the transferor or transferee (at its discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at its discretion), and (iii) will have a lien against Allegion plc shares on which it has paid stamp duty and any dividends paid on such shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in shares in Allegion plc has been paid unless one or both of such parties is otherwise notified by Allegion plc.

PLAN OF DISTRIBUTION

We may sell the securities offered in this prospectus in any of, or any combination of, the following ways:

•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers; and

•	through a combination of any of these methods of sale or by any other legally available means.

We or any of our agents may directly solicit offers to purchase these securities. If required, the applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable by us to that agent. Unless otherwise indicated in the prospectus supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them. If required, we will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. If required, the prospectus supplement will set forth the name of the dealer and the terms of the transaction.

Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If required, the applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

LEGAL MATTERS

The validity of the debt securities, depositary shares, share purchase contracts, share purchase units and warrants that may be issued under this prospectus will be passed upon by Kirkland & Ellis LLP, Chicago, Illinois. The validity of the ordinary shares and preferred shares that may be issued by Allegion plc under this prospectus and particular matters concerning the laws of Ireland will be passed upon by Arthur Cox LLP, Ireland.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

Allegion plc has been advised by its Irish counsel, Arthur Cox LLP, that a judgment for the payment of money rendered by a court in the United States would not be automatically enforceable in Ireland. As at the date hereof, there is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. In order to enforce a monetary judgment obtained in the United States in Ireland, separate proceedings have to be issued seeking an Irish judgment in the terms of the U.S. judgment. A summary procedure is available in circumstances where an applicant can establish that:

•	the U.S. judgment is for a definite sum;

•	the U.S. judgment is final and conclusive; and

•	the U.S. judgment is of a court which, as a matter of Irish law, is of competent jurisdiction.

As a matter of Irish law, a court is considered one of competent jurisdiction if one of the following criteria are met:

•	the defendant was resident or present in the U.S. at the time the proceedings were served (e.g., proof of a physical presence or office in the jurisdiction); or

•	the defendant submitted to the jurisdiction of the court by participating in the proceedings.

Even if the matters referred to above are established by an applicant, an Irish court has discretion to refuse to enforce the U.S. judgment on certain grounds including:

•	the U.S. judgment having been obtained by fraud;

•	the U.S. judgment violating Irish public policy or constituting a judgment of a penal or revenue (tax) nature;

•	the U.S. judgment being in breach of natural justice or constitutional justice under the laws of Ireland;

•	the U.S. judgment being irreconcilable with an earlier judgment; or

•	there being no practical benefit to the party in whose favor the U.S. judgment is made in seeking to have that judgment enforced in Ireland.

It may be difficult for a securityholder to effect service of process within the U.S. or to enforce judgments obtained against Allegion plc in U.S. courts. Allegion plc has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. Securities laws by having Schlage Lock Company LLC, a Delaware limited liability company and wholly-owned subsidiary of Allegion plc, be its U.S. agent appointed for that purpose. Schlage Lock Company LLC is located at 11819 North Pennsylvania Street, Carmel, Indiana 46032. A judgment obtained against Allegion plc in a U.S. court would be enforceable in the United States but could be executed upon only to the extent the company has assets in the United States. An act that results in Allegion plc or its respective directors or officers being in breach of the civil liability provisions of U.S. law would not, by virtue of the breach of U.S. law, be actionable before a court in Ireland, although such act may potentially give rise to a cause of action under the local laws of Ireland.

Allegion US Holding Company Inc.